THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROPSECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT
SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED MARCH 18, 1999
         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH ___, 1999

                               $100,000,000
                Paragon Auto Receivables Owner Trust 1999-A
                                  Issuer

                   PARAGON AUTO RECEIVABLES CORPORATION
                                  Seller

                      PARAGON ACCEPTANCE CORPORATION
                                 Servicer

                The trust will issue the following notes --


Consider carefully the risk factors beginning on page S-10 in this prospectus supplement and on page 3 in the prospectus.

The notes represent obligations of the trust only and do not represent obligations of or interests in Paragon Auto Receivables Corporation, Paragon Acceptance Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by any governmental agency or instrumentality.


                                 Class A Notes
----------------------------------------------------
Principal Amount                  $100,000,000
----------------------------------------------------
Interest Rate (per annum)                    %
----------------------------------------------------
Payment Dates                       Monthly
----------------------------------------------------
First Payment Date               April 15, 1999
----------------------------------------------------
Final Scheduled                November 15, 2005
  Payment Date
----------------------------------------------------
Price to Public(1)                           %
----------------------------------------------------
Underwriting Discount(2)                     %
----------------------------------------------------
Proceeds to Seller(3)                        %
----------------------------------------------------

1/ Plus accrued interest from March 1, 1999. Total price to public
   (excluding accrued interest) = $_________________.

2/ Total underwriting discount = $_______________.

3/ Total proceeds to issuer = $________________, before deducting expenses estimated to be $__________.

Credit Enhancement

    o The trust will also issue to Paragon Auto Receivables Corporation $2,564,102.56 asset backed certificates, which are subordinated to the notes.

    o A reserve account, with an initial balance of $1,530,978.93 (2% of the principal balance of the initial receivables), will serve as credit enhancement for the notes. Each time that the trust purchases additional receivables during its funding period, an amount equal to 2% of their aggregate principal balances will be transferred from the pre-funding account to the reserve account.

    o MBIA Insurance Corporation will unconditionally and irrevocably guarantee the notes to the extent described in this prospectus supplement.



    This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents. Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company on
                    or about March 30, 1999 against payment
                        in immediately available funds.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or
                 determined that this prospectus supplement or
                  the prospectus is accurate or complete. Any
                        representation to the contrary
                            is a criminal offense.


                         Credit Suisse First Boston
                               March  ___, 1999

            IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
           PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and (b) this prospectus supplement, which describes the specific terms of your series of notes. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     If the terms of your series of notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until June ___, 1999.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the next page and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" on page S-39 of this prospectus supplement and under the caption "Index of Terms" on page 49 of the prospectus.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents described in the prospectus under "Incorporation of Certain Documents by Reference" and the consolidated financial statements of MBIA Insurance Corporation ("MBIA") included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by MBIA, are hereby incorporated by reference in this prospectus supplement:

     (a) Annual Report on Form 10-K for the year ended December 31, 1997; and

     (b) Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

     All financial statements of MBIA included in documents filed by MBIA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the Securities will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.


                           ---------------------------

                             TABLE OF CONTENTS

                           Prospectus Supplement

Summary of Terms.......................................................-5
Risk Factors...........................................................10
The Trust..............................................................14
The Receivables Pool...................................................15
The Seller, the Servicer and Paragon...................................21
Weighted Average Life of the Notes.....................................22
Description of the Notes...............................................22
Description of the Transfer and Servicing Agreements...................23
Certain Legal Aspects of the Receivables...............................29
The Insurance Policy...................................................29
Description of the Insurer.............................................31
Material Federal Income Tax Consequences...............................33
State Tax Consequences.................................................36
ERISA Considerations...................................................36
Underwriting...........................................................37
Legal Opinions.........................................................37
Experts................................................................37
Index of Defined Terms.................................................38


                                 Prospectus

Available Information...................................................2
Incorporation of Certain Documents by Reference.........................2
Risk Factors............................................................3
The Trusts..............................................................9
The Receivables Pools..................................................10
Weighted Average Life of the Securities................................13
Pool Factors and Trading Information...................................14
Use of Proceeds........................................................14
The Seller.............................................................14
Paragon and the Servicer...............................................15
Description of the Notes...............................................15
Description of the Certificates........................................20
Description of the Transfer and Servicing Agreements...................28
Certain Legal Aspects of the Receivables...............................38
Material Federal Income Tax Consequences...............................43
State Tax Consequences.................................................45
ERISA Considerations...................................................45
Plan of Distribution...................................................47
Legal Opinions.........................................................48
Index of Defined Terms.................................................49

                                  PARAGON
                                 ACCEPTAMCE
             -----------------   CORPORATION
            |             (Originator and Servicer)
            |                        |
            |                        |
            |                   PARAGON AUTO
            |                   RECEIVABLES
            |                   CORPORATION
        SERVICER                  (Seller)
            |                        |
            |                        |
            |                        |                       WILMINGTON TRUST
            |                        |                      /     COMPANY
            |                        |                     / (Owner Trustee)
             ----------------- PARAGON AUTO---------------/
                                RECEIVABLES
                                OWNER TRUST
                                   1999-A
                                  (Issuer)---------------\
                                     |                    \  MORWEST BANK
                                     |                     \  MINNESOTA
                                     |                      \  NATIONAL
                                     |                       ASSOCIATION
                                     |                    (Indenture Trustee)
                                    / \
  MBIA                             /   \
 INSURANCE                        /     \
CORPORATION----------------------/       \
 (Insurer)                      /         \
                               /           \
                   CLASS A NOTES         CERTIFICATES
                                      (not offered hereby)


This chart provides only a simplied overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

                              SUMMARY OF TERMS

     o This summary highlights selected information from this prospectus. It does not contain all of the information that you need to consider in making your investment decision. To understand all the terms of the offering of the notes, read carefully this entire prospectus supplement and the prospectus.

     o Capitalized terms used and not defined in this prospectus supplement have the meanings set forth in the prospectus.

OFFERED NOTES

Paragon Auto Receivables Owner Trust 1999-A will issue the Class A ______% Asset Backed Notes in the aggregate principal amount of $100,000,000. The notes are being offered pursuant to this prospectus supplement and the prospectus.

The notes offered in this prospectus supplement will be available only in book-entry form through the facilities of The Depository Trust Company except under the limited circumstances described under "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus.

Closing Date

March 30, 1999.

Insurer

MBIA Insurance Corporation.

Indenture Trustee and Backup Servicer

Norwest Bank Minnesota, National Association.

Owner Trustee

Wilmington Trust Company.

Payment Dates; Record Dates

Payments on the notes will be made on the 15th day of each calendar month (or, if that day is not a business day, the next business day), beginning with April 15, 1999. Payments will be made on each payment date to holders of record as of the day preceding that payment date.

Interest Payments

The interest rate for the notes is ____%. The indenture trustee will calculate interest on the notes on the basis of a 360-day year of twelve 30-day months.

Principal Payments

The indenture trustee will pay principal on the notes on each payment date in an amount equal to the noteholders' percentage of the decrease during the prior calendar month in the total principal balance of the receivables. The principal balance of a receivable is generally equal to the aggregate amount of credit initially extended toward the purchase price of a vehicle less the portion of all payments received that are allocable to principal. The noteholders' percentage of the total amount of principal to be distributed on each payment date will be (a) 100% until and including the later of September 15, 1999 and the date when the aggregate principal balance of the receivables exceeds the outstanding principal amount of the notes by 4% of the aggregate principal balance of the receivables, (b) thereafter, if September 15, 1999 was the later date in clause (a), zero until the overcollateralization amount described in clause (a) is equal to 4%, and (c) thereafter, 96%.

See "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

Final Scheduled Payment Date

The outstanding principal amount, if any, of the notes will be payable in full on November 15, 2005.

Optional Redemption

The servicer may repurchase the receivables if the total outstanding principal balance of the receivables declines to less than 10% of the total initial principal balance of the receivables, as measured for each receivable at the time of its sale to the trust. If the servicer does so, the outstanding principal balance of the notes will be paid in full with accrued interest.

Mandatory Redemption

As described below, the trust will have a funding period during which it will purchase up to $26,015,156.02 of additional receivables. On the payment date on or after the last day of the funding period, any funds remaining in the trust's pre-funding account (after any purchase of receivables on that payment date) will be applied to partially redeem the notes then outstanding.


TRUST PROPERTY

The primary assets of the trust will be a pool of motor vehicle retail installment contracts used to finance the purchase of new and used cars, light duty trucks and sport utility vehicles. We refer to these contracts as "receivables" and to the persons who financed their purchases with these contracts as "obligors." The receivables in the trust will be sold by Paragon to the seller, and then by the seller to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee for the benefit of the noteholders and to MBIA in support of the obligations owing to MBIA as the insurer under the insurance agreement described below. The trust property will also include the following:

     o monies received under the initial receivables after a cutoff date of February 28, 1999 and under additional receivables sold to the trust after a later cutoff date;

     o   amounts held in bank accounts established for the trust;

     o security interests in the cars, light duty trucks and sport utility vehicles financed by the receivables;

     o any proceeds from insurance policies covering financed vehicles or obligors on those vehicles;

     o any recourse Paragon has against dealers from which it purchased receivables; and

     o   rights of the seller under its purchase agreement with Paragon.


The Initial Receivables

On the closing date, the trust will acquire motor vehicle retail installment contracts with an aggregate principal balance of $76,548,946.54 as of the initial cutoff date of February 28, 1999. As of the initial cutoff date:

     o the weighted average annual percentage rate of the initial receivables was approximately 10.63%;

     o the weighted average remaining term to scheduled maturity of the initial receivables was approximately 61 months;

     o the weighted average original term to scheduled maturity of the initial receivables was approximately 64 months; and

     o approximately 93.4% of the receivables by aggregate principal balance were secured by used vehicles.

No initial receivable has a scheduled maturity later than May 15, 2005, which is six months before the final scheduled payment date of the notes.

Pre-Funding

In addition to the initial receivables, the trust will purchase additional receivables during a funding period beginning on the closing date and ending not later than the close of business on May 15, 1999.

The trust will pay the purchase price for additional receivables with funds on deposit in a pre-funding account established for the trust. The seller will deposit $26,015,156.02 into the pre-funding account on the closing date. We expect to sell additional receivables to the trust with an aggregate principal balance approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

The funding period will end earlier than May 15, 1999 if the balance in the pre-funding account is reduced to less than $100,000. The funding period will also terminate early if specified servicer defaults or events of default under the sale and servicing agreement or the indenture occur. Any balance remaining in the pre-funding account at the end of the funding period will be paid to noteholders as described in "Offered Securities-- Mandatory Redemption" above.

See "Risk Factors--Possible Prepayments as a Result of Pre-Funding" and "--Changes in Pool Characteristics as a Result of Pre-Funding" and "The Receivables Pool" for additional information on the trust's pre-funding feature.

Interest Reserve Account

We anticipate that the average interest rate earned by the trust on investment of funds in the pre-funding account will be less than the interest rate on the notes. To provide a source of funds to cover any shortfall resulting from this difference, we will deposit $___________ into a special interest reserve account of the trust. On each payment date during the funding period, money from the interest reserve account will be used to make up for this interest shortfall.

CREDIT ENHANCEMENT

The Insurance Policy

On the closing date, MBIA will issue an insurance policy in favor of the indenture trustee for the benefit of the noteholders. Under the insurance policy, the insurer will irrevocably and unconditionally guarantee timely payment in full of interest and payment of principal (to the extent set forth in the "Policy Payment Amount" definition under "The Insurance Policy" below) on the notes on each payment date, as well as ultimate payment in full of principal on the final scheduled payment date. See "The Insurance Policy" in this prospectus supplement. The insurer's obligations under the insurance policy will be discharged to the extent that amounts due under the insurance policy are received by the indenture trustee, whether or not these amounts are properly applied by the indenture trustee. For a description of the insurer, see "Description of the Insurer" in this prospectus supplement.

Reserve Account

As credit enhancement for the notes, the servicer (or the indenture trustee on behalf of and at the direction of the servicer) will establish and maintain a reserve account in the name of the indenture trustee. The reserve account will be funded as follows:

o On the closing date, the seller will deposit $1,530,978.93 (2% of the initial principal balance of the receivables) into the reserve account.

o On the date of each subsequent sale of receivables to the trust, the indenture trustee will transfer cash equal to 2% of the principal balance of the additional receivables as of the subsequent cutoff date from the pre-funding account into the reserve account.

o On each payment date, the indenture trustee will deposit into the reserve account any amounts remaining after making all other distributions required to be made prior to distributions into the reserve account. However, the indenture trustee will make this deposit only to the extent necessary so that the amount on deposit in the reserve account will not be less than the reserve account required amount.

Except as described below, the amount required to be on deposit in the reserve account on any payment date will equal 2% of the outstanding principal amount of the receivables. However, the required amount of the reserve account will not be less than the lesser of (1) 1% of the outstanding principal amount of the initial receivables and the additional receivables as of their respective cutoff dates and (2) the then outstanding principal amount of the notes. If a "reserve event" or a "trigger event" described in the sale and servicing agreement occurs and is not cured, the required amount of the reserve account will increase to 6% and 100% of the outstanding principal amount of the receivables, respectively.

The required amount of the reserve account may be reduced with the consent of MBIA, but without the consent of the noteholders if the rating agencies confirm in writing that such reduction will not result in a reduction or withdrawal of any rating of the notes. See "Description of the Transfer and Servicing Agreements--Reserve Account" in this prospectus supplement.

Funds on deposit in the reserve account will be available on each payment date to cover shortfalls in amounts available to pay the indenture trustee, the owner trustee, the backup servicer and the servicer and in distributions of interest and principal on the notes to the extent described in this prospectus supplement. Funds on deposit in the reserve account may not be used to cover shortfalls in any distributions on the certificates.

The indenture trustee will release to the certificateholder(s) amounts in the reserve account on any payment date, after giving effect to all distributions to be made on such payment date, in excess of the required amount of the reserve account for that payment date.

The Certificates

On the closing date, the trust will issue certificates in an aggregate principal amount of $2,564,102.56. The seller will retain the entire principal amount of the certificates. The certificates will be subordinated in priority of payment to interest and principal on the notes to the extent described in this prospectus supplement. The subordination of the certificates will provide credit enhancement for the notes.

COLLECTION ACCOUNT; PRIORITY OF
DISTRIBUTIONS

The servicer (or the indenture trustee on behalf of and at the direction of the servicer) will establish and maintain a collection account in the name of the indenture trustee into which all payments made on the receivables will be deposited and held pending distribution to noteholders. On each payment date, funds on deposit in the collection account relating to the prior collection period will be applied in the priority indicated:

    (1) accrued and unpaid fees and expenses of the indenture trustee, owner trustee and backup servicer, subject in each case to a maximum amount of expenses (except that after an event of default under the indenture such maximum amount shall not apply);

    (2)  servicing fees;

    (3)  interest on the notes;

    (4)  principal on the notes;

    (5) to MBIA, any amounts owing and not paid under the insurance agreement;

    (6) to the reserve account, to the extent necessary so that the amount on deposit in the reserve account will not be less than the reserve account required amount;

    (7) any accrued and unpaid fees and expenses of the indenture trustee, owner trustee, backup servicer or any successor servicer, not paid under (1) or (2) above;

    (8) the remaining balance, if any, together with any funds in the reserve account in excess of the reserve account required amount, to the notes as an additional payment of principal, until the excess of the total principal balance of the receivables over the outstanding principal amount of the notes is equals 4% of the total principal balance of receivables; and

    (9) the remaining balance, if any, together with any funds in the reserve account in excess of the reserve account required amount, to the certificateholder(s).

See "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement for additional details and for special priority rules that would apply in a default situation.

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES

Mayer, Brown & Platt, special Federal tax counsel to Paragon and the seller, is of the opinion that for Federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each noteholder, by accepting a note, will agree to treat the notes as debt. See "Material Federal Income Tax Consequences" and "State Tax Consequences" in the prospectus for additional information concerning the application of Federal and state tax laws to the trust and the notes.


ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the notes will be eligible for purchase by employee benefit plans.

RATING OF THE NOTES

It is a condition to the issuance of the notes that Moody's Investors Service, Inc. and Standard & Poor's Ratings Service (the "Rating Agencies") rate the notes in their highest long-term rating category. The ratings of the notes will be based primarily on the issuance of the insurance policy by MBIA. The ratings of the notes address the likelihood of the timely payment of interest and principal of the notes under their terms. The ratings are not a recommendation to buy, sell or hold the notes. There can be no assurance that such ratings will not be lowered or withdrawn by a rating agency if circumstances so warrant.

                                RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the notes.

Possible Prepayments as
 a Result of Pre-Funding............   If the principal amount of eligible
                                       receivables purchased or directly
                                       originated by Paragon during the
                                       trust's funding period is less than
                                       the amount deposited in the trust's
                                       pre-funding account, we will not
                                       have sufficient receivables to sell
                                       to the trust during the funding
                                       period. This would result in a
                                       prepayment of principal to the
                                       noteholders as described below.

                                       If the aggregate principal balance
                                       of receivables we sell to the trust
                                       during the funding period is less
                                       than the $26,015,156.02 amount
                                       deposited in the trust's pre-funding
                                       account, the excess will be applied
                                       at the end of the funding period to
                                       partially prepay the notes. Any such
                                       prepayment will shorten the weighted
                                       average life of the notes to an
                                       extent that we cannot predict with
                                       assurance, since we cannot predict
                                       the amount of any such prepayment
                                       with assurance.

Changes in Pool
 Characteristics as a
 Result of Pre-Funding..............   The only required characteristics of
                                       the additional receivables
                                       transferred to the trust during the
                                       funding period will be the
                                       eligibility criteria specified in
                                       the sale and servicing agreement.
                                       These additional receivables may be
                                       originated using credit criteria
                                       different from those that were
                                       applied to the initial receivables
                                       and may be of a different credit
                                       quality and seasoning. As a result,
                                       following the transfer of additional
                                       receivables to the trust, the
                                       characteristics of the entire
                                       receivables pool may vary from those
                                       of the initial receivables described
                                       in "The Receivables Pool." Since the
                                       weighted average life of the notes
                                       will be influenced by the rate at
                                       which the principal balances of the
                                       receivables are paid, some of these
                                       variations may affect the weighted
                                       average life of the notes.

Payments will be Made
 Only from the Limited
  Assets of the Trust...............  The trust does not have any significant assets or sources of funds
                                      other than the receivables and amounts on deposit in the reserve account and the interest reserve account. You must rely on payments on the receivables, amounts, if any, on deposit in the reserve account and the interest reserve account, and payments of claims made against MBIA under the insurance policy for repayment of the notes. The insurance policy will guarantee shortfalls in the payment to noteholders of interest and, to the extent set forth in the "Policy Payment Amount" definition under "The Insurance Policy" below, principal on each payment date, as well as the ultimate payment in full of principal on the final scheduled payment date. However, if MBIA defaults in its obligations under the insurance policy, the trust must depend solely on collections on the receivables and amounts, if any, on deposit in the reserve account and the interest reserve account to make payments on the notes.
                                      See "Description of the Insurer" and "The
                                      Insurance Policy" herein.

Noteholders Bear
 Reinvestment Risk and
 Payment Delay Risk Due
 to Repurchase of or
 Variations in Payment
 Rates on Receivables...............   The receivables may be prepaid, in
                                       full or in part, voluntarily or as a
                                       result of defaults, casualties to
                                       the related vehicles, death of an
                                       obligor or other reasons. The
                                       servicer or the seller may be
                                       required to repurchase one or more
                                       receivables from the trust if they
                                       breach specified representations or
                                       covenants relating to the
                                       receivables described in
                                       "Description of the Transfer and
                                       Servicing Agreements-- Sale and
                                       Assignment of Receivables." The
                                       servicer also will have the right to
                                       purchase all remaining receivables
                                       from the trust pursuant to a
                                       clean-up call described in
                                       "Description of the Notes-- Optional
                                       Redemption" in the prospectus. Each
                                       such prepayment, repurchase or
                                       purchase will shorten the average
                                       life of the notes. Prepayment rates
                                       may be influenced by a variety of
                                       factors and cannot be predicted with
                                       any assurance. You will bear any
                                       reinvestment risks resulting from a
                                       faster rate of prepayment or
                                       repurchase of receivables. Any time
                                       your principal is repaid to you at a
                                       time when you did not expect to
                                       receive it, you may not be able to
                                       reinvest your funds at the same or a
                                       higher rate of return than the
                                       interest rate on your notes.

Variations in Regional
 Economic Conditions
 May Cause Payment
 Reductions or Delays...............   As of the initial cutoff date,
                                       dealers located in California, North
                                       Carolina, Texas, Virginia and all
                                       other states, respectively,
                                       originated 28.42%, 15.46%, 12.78%,
                                       11.48% and 31.86% of the initial
                                       receivables by aggregate principal
                                       balance. Adverse economic conditions
                                       or other factors particularly
                                       affecting these states may affect
                                       the delinquency, loan loss and
                                       repossession experience of the
                                       receivables.

Unenforceability of the
 Trust's Security Interests in
 Financed Vehicles Because
 Certificates of Title Will Not
 Be Amended May Cause
 Payment Reductions or
 Delays.............................   When dealers or Paragon first
                                       originate receivables, Paragon's
                                       security interests in the financed
                                       vehicles are noted on the
                                       certificates of title for the
                                       vehicles. A security interest in a
                                       motor vehicle registered in
                                       California, North Carolina, Texas or
                                       Virginia, where approximately 68.14%
                                       of the initial receivables by
                                       aggregate principal balance as of
                                       the initial cutoff date have been
                                       originated, may be perfected only by
                                       causing a certificate of title to be
                                       issued for the vehicle with the
                                       security interest of the secured
                                       party noted thereon.

                                       Paragon will sell and assign
                                       security interests in the financed
                                       vehicles to the seller. The seller,
                                       in turn, will sell and assign those
                                       security interests to the trust. The
                                       trust, in turn, will sell and assign
                                       those security interests to the
                                       indenture trustee for the benefit of
                                       the noteholders and MBIA. In most
                                       states, these assignments are
                                       effective assignments of a security
                                       interest, and the assignee succeeds
                                       to the assignor's rights as secured
                                       party. However, due to the
                                       administrative burden and expense,
                                       the certificates of title for the
                                       financed vehicles will not be
                                       marked, amended or reissued to
                                       identify the seller, the trust or
                                       the indenture trustee as the secured
                                       party. In the absence of this
                                       action, the indenture trustee
                                       not have a perfected security
                                       interest in the financed vehicles
                                       securing the receivables. California
                                       law permits an assignee to succeed
                                       to the assignor's rights without
                                       recording the assignment on the
                                       certificate of title. Under Texas
                                       law, these assignments are an
                                       effective conveyance of a security
                                       interest, but the assignee's
                                       security interest may not be
                                       perfected unless the certificates of
                                       title are amended to show the
                                       assignee as the new lienholder and
                                       notice of the assignment is given to
                                       the related obligor. North Carolina
                                       law permits, but does not require,
                                       the notation of an assignment of
                                       security interest on the certificate
                                       of title. Virginia law is silent as
                                       to whether a perfected security
                                       interest in a motor vehicle that has
                                       been assigned remains perfected
                                       after assignment if no steps are
                                       taken to cause a new certificate of
                                       title to be issued showing the
                                       assignee as lien holder. For a more
                                       complete description of perfection
                                       issues, see "Certain Legal Aspects
                                       of the Receivables--Security
                                       Interest in Vehicles" in the
                                       prospectus.

Noteholders May Not
 Declare Events of
 Default Under the Indenture
 or Decide the Consequences
 of an Event of Default............    An event of default under the indenture
                                       can generally occur only if MBIA
                                       delivers to the indenture trustee a
                                       notice of the occurrence of an event
                                       of default, and noteholders will
                                       have no independent right to declare
                                       an event of default. The indenture
                                       trustee or the noteholders can only
                                       declare an event of default under
                                       the indenture if MBIA has defaulted
                                       in its obligations under the
                                       insurance policy or is subject to an
                                       insolvency proceeding. If there is
                                       an event of default under the
                                       indenture and MBIA is not in default
                                       under the insurance policy or
                                       subject to an insolvency proceeding,
                                       MBIA will have the right to cause
                                       the liquidation of the trust
                                       property. This liquidation will
                                       result in the redemption of the
                                       notes. Following an event of
                                       default, the indenture trustee and
                                       the owner trustee will continue to
                                       submit claims under the insurance
                                       policy to enable the trust to make
                                       interest payments and, to the extent
                                       set forth in the "Policy Payment
                                       Amount" definition under "The
                                       Insurance Policy" below, principal
                                       payments on your notes each month.
                                       However, following an event of
                                       default, MBIA may elect to pay all
                                       or any portion of the outstanding
                                       notes, plus accrued interest.

Voting Rights of
Noteholders May Be
Exercised by the Insurer............   So long as MBIA is not in default
                                       under the insurance policy or subject
                                       to an insolvency proceeding, it will
                                       have the right to exercise all rights,
                                       including voting rights, that the
                                       noteholders are entitled to exercise
                                       under the sale and servicing
                                       agreement, the indenture and the
                                       trust agreement, without any consent
                                       of noteholders. However, MBIA cannot
                                       exercise its rights to amend the
                                       sale and servicing agreement, the
                                       indenture or the trust agreement
                                       without the consent of each
                                       noteholder in any manner that would:

                                             o    reduce the amount of, or
                                                  delay the timing of,
                                                  collections of payments
                                                  of monthly principal and
                                                  interest on the
                                                  receivables or
                                                  distributions required to
                                                  be made on any note;

                                             o    adversely affect, in any
                                                  material respect, the
                                                  interests of the noteholders;
                                                  or

                                             o    alter the rights of
                                                  noteholders to consent to
                                                  such amendment.

                                       If MBIA is in default under the
                                       insurance policy or is subject to an
                                       insolvency proceeding, it cannot
                                       take any action under the sale and
                                       servicing agreement, the indenture
                                       or the trust agreement to terminate
                                       the servicer, or to control or
                                       direct the actions of the trust, the
                                       seller, the servicer, the indenture
                                       trustee or the owner trustee under
                                       the sale and servicing agreement,
                                       the indenture or the trust
                                       agreement. Furthermore, MBIA's
                                       consent will not be required with
                                       respect to any action (or waiver of
                                       a right to take action) to be taken
                                       by the trust, the seller, the
                                       servicer, the indenture trustee, the
                                       owner trustee or the noteholders,
                                       except that MBIA's consent is
                                       required to amend the sale and
                                       servicing agreement, the indenture
                                       and the trust agreement if the
                                       amendment would have a material
                                       adverse effect on MBIA.

Paragon's Dependence
on External Financing
Facilities May Cause a
Servicer Termination Event..........   Paragon's ability to continue to
                                       originate, acquire and service its
                                       portfolio is dependent on continued
                                       access to short-and long-term
                                       sources of funding. Paragon's
                                       principal source of funding is a
                                       warehouse lending facility provided
                                       by ContiTrade Services, L.L.C.
                                       ("CTS"). CTS's commitment under the
                                       warehouse facility expires on
                                       September 12, 1999, and Paragon is
                                       currently negotiating the terms of a
                                       replacement warehouse facility with
                                       another lender. Although Paragon
                                       expects to be able to refinance the
                                       warehouse facility, if Paragon is
                                       unable to do so or is otherwise
                                       unable to obtain sufficient sources
                                       of funding, Paragon's ability to
                                       perform its obligations under the
                                       sale and servicing agreement and the
                                       insurance agreement could be
                                       impaired and could trigger MBIA's
                                       rights to replace Paragon as
                                       servicer without any consent of the
                                       noteholders.

                                 THE TRUST

General

         The trust is a Delaware business trust formed under the Trust Agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the receivables and the other assets of the trust and proceeds therefrom and issuing the notes and certificates and making payments thereon.

         The trust's principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee. The trust has no directors, officers or employees and is not involved in any legal proceedings.

Capitalization of the Trust

         The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on such date:


         ______% Asset Backed Notes......... $100,000,000.00
         Asset Backed Certificates.......... $  2,564,102.56
         Total.............................. $102,564,102.56


         A balance sheet of the trust as of March __, 1999 is attached as Appendix A to this prospectus supplement.

The Owner Trustee

         Wilmington Trust Company is the owner trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices where information can be obtained relating to the trust are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                            THE RECEIVABLES POOL

         Paragon Acceptance Corporation ("Paragon") purchased or originated the receivables in the ordinary course of its business. The pool of receivables will consist of receivables purchased by the trust as of the closing date ("initial receivables") and any receivables ("additional receivables") purchased during the trust's funding period. Paragon has selected receivables from its portfolio of receivables for inclusion in the pool of receivables using several criteria, some of which are set forth in the prospectus under "The Receivables Pool," as of February 28, 1999 (the "Initial Cutoff Date") in the case of the initial receivables, or as of the cutoff date designated for any sale of additional receivables (each, a "Subsequent Cutoff Date"), in the case of additional receivables.

         Eligibility criteria include that each receivable: (a) has no payment 10% or more of which was more than 29 days past due; (b) has an annual percentage interest rate ("APR") of not less than 6.83% and not more than 17%; (c) provides for level monthly payments that fully amortize the amount financed over an original term to scheduled maturity of at least 18 months and not more than 72 months (provided payments are made on the applicable due dates and except that the final payment may differ); (d) has an outstanding principal balance of not less than $5,000 and not more than $85,000; and (e) has a remaining term to scheduled maturity of at least 14 months and not more than 72 months.

         In addition, the seller will represent and warrant, among other things, that, after giving effect to each transfer of additional receivables, the receivables in the trust: (a) will have a weighted average APR of not less than 10.60%; (b) will have no receivable with an APR less than 6.75%; (c) will have a weighted average remaining term to maturity of not more than 64 months; (d) based on the billing addresses of the applicable dealers, no more than 10% of the receivables by principal balance will be located in any one state other than California, North Carolina, Virginia and Texas; (e) will have at least 65% of the receivables by principal balance secured by cars and sports utility vehicles with a manufacturer's suggested retail price when new of $20,000 or more; (f) will have no more than 12% of the receivables by principal balance as Pre-Computed Receivables; (g) will have no more than 45% of the receivables by principal balance with an original term to scheduled maturity of more than 60 months but less than or equal to 72 months; and (h) will have no receivable with a principal balance in excess of $85,000.

         The initial receivables were originated on or before February 28, 1999. The composition of the pool of receivables as of the closing date will not deviate from the composition of the pool of receivables as of the Initial Cutoff Date. The seller did not and will not utilize any selection procedures it believed would be adverse to the noteholders or MBIA in selecting the receivables.

         The tables on the following pages set forth information regarding the composition and characteristics of the Receivables Pool as of the Initial Cutoff Date.


                       Composition of the Receivables
                       as of the Initial Cutoff Date

Aggregate Principal Balance......................................$76,548,946.54
Number of Receivables.....................................................4,105
Average Amount Financed..............................................$19,433.78
Range of Amounts Financed...............................$6,500.00 to $88,651.35
Average Remaining Principal Balance..................................$18,647.73
Range of Remaining Principal Balances...................$5,036.78 to $83,864.55
Weighted Average APR.....................................................10.63%
Range of APRs...................................................6.83% to 17.00%
Weighted Average Original Term to Scheduled Maturity (1)..............64 months
Range of Original Terms to Scheduled Maturity...................18 to 72 months
Weighted Average Remaining Term to Scheduled Maturity (1).............61 months
Range of Remaining Terms to Scheduled Maturity............. ....14 to 72 months
New Vehicles (Percentage of Aggregate Principal Balance)...................6.6%
Used Vehicles (Percentage of Aggregate Principal Balance).................93.4%

    (1)  Rounded to the nearest month.

                   Distribution of the Receivables by APR
                       as of the Initial Cutoff Date


                                      Percentage
                       Aggregate     by Aggregate                  Percentage
                       Principal      Principal      Number of    by Number of
  APR Range             Balance      Balance (1)    Receivables  Receivables (1)
  ---------             -------      -----------    -----------  ---------------
6.75 to 6.99%     $  8,358,577.59      10.92%          442            10.77%
7.00 to 7.99%        3,356,963.31       4.39           162             3.95
8.00 to 8.99%        8,981,340.01      11.73           452            11.01
9.00 to 9.99%       11,149,870.76      14.57           578            14.08
10.00 to 10.99%     14,009,374.00      18.30           729            17.76
11.00 to 11.99%     11,299,562.94      14.76           604            14.71
12.00 to 12.99%      9,693,004.12      12.66           549            13.37
13.00 to 13.99%      5,632,158.36       7.36           316             7.70
14.00 to 14.99%      2,462,664.94       3.22           157             3.82
15.00 to 15.99%        965,153.02       1.26            68             1.66
16.00 to 16.99%        370,783.49       0.48            27             0.66
17.00 to 17.99%        269,494.00       0.35            21             0.51
                      -----------       ----            --             ----
TOTAL              $76,548,946.54     100.00%        4,105           100.00%
                   ==============     =======        =====           =======

 (1)     Percentages may not add to 100.00% because of rounding.

    Distribution of Receivables by Principal Place of Business of Dealer
                       as of the Initial Cutoff Date

                                    Percentage
                                   by Aggregate                     Percentage
                     Aggregate      Principal      Number of       by Number of
State            Principal Balance  Balance (1)    Receivables    Receivables(1)
-----            -----------------  -----------    -----------   ---------------
California        $21,751,691.88       28.42%        1,189           28.96%
North Carolina     11,832,424.55       15.46           587           14.30
Texas               9,786,107.21       12.78           528           12.86
Virginia            8,787,367.31       11.48           463           11.28
Florida             6,030,206.91        7.88           311            7.58
New Mexico          3,476,959.56        4.54           215            5.24
Oklahoma            3,333,453.40        4.35           195            4.75
Georgia             3,262,839.58        4.26           140            3.41
Maryland            2,627,641.81        3.43           150            3.65
Arizona             1,562,286.64        2.04            86            2.10
Colorado            1,283,399.97        1.68            67            1.63
Pennsylvania(2)       795,274.57        1.04            53            1.29
Kentucky              555,240.19        0.73            35            0.85
Delaware              541,870.54        0.71            31            0.76
South Carolina        267,608.72        0.35            16            0.39
Indiana               179,316.85        0.23            10            0.24
Oregon                167,274.35        0.22            10            0.24
Connecticut            98,265.82        0.13             5            0.12
Missouri               82,989.23        0.11             6            0.15
Tennessee              52,421.99        0.07             4            0.10
Kansas                 34,808.52        0.05             1            0.02
Massachusetts          19,005.86        0.02             1            0.02
New Jersey             10,406.93        0.01             1            0.02
Nevada                 10,084.15        0.01             1            0.02
                       ---------        ----             -            ----
TOTAL             $76,548,946.54      100.00%        4,105          100.00%
                  ==============      =======        =====          =======

 (1)     Percentages may not add to 100.00% because of rounding.

 (2) The inclusion of receivables originated in Pennsylvania in the pool of receivables is subject to receipt of a sales finance company license for the trust. If that license cannot be obtained by the closing date, the seller intends to sell Pennsylvania receivables to the trust on a Subsequent Transfer Date once it receives the license.

   Distribution by Original Term to Scheduled Maturity of the Receivables
                       as of the Initial Cutoff Date


                                    Percentage
                      Aggregate     by Aggregate                  Percentage
Range of Original      Principal     Principal      Number of     by Number of
      Terms            Balance      Balance (1)    Receivables   Receivables(1)
-----------------      -------      ------------   -----------   --------------
 18 to 23 months   $    19,837.88       0.03%            1           0.02%
 24 to 47 months     1,441,089.76       1.88           130           3.17
 48 to 53 months     3,606,557.33       4.71           289           7.04
 54 to 59 months       609,299.46       0.80            42           1.02
 60 to 65 months    39,023,317.46      50.98         2,276          55.44
 66 to 71 months     1,802,193.96       2.35            91           2.22
 72 months          30,046,650.69      39.25         1,276          31.08
                    -------------      -----         -----          -----
TOTAL              $76,548,946.54     100.00%        4,105         100.00%
                   ==============     =======        =====         =======

   (1)   Percentages may not add to 100.00% because of rounding.




  Distribution by Remaining Term to Scheduled Maturity of the Receivables
                       as of the Initial Cutoff Date


                                       Percentage
                        Aggregate      by Aggregate                Percentage
Range of                Principal       Principal     Number of   by Number of
Remaining Terms          Balance       Balance (1)  Receivables  Receivables (1)
---------------         -------       ------------  -----------  ---------------
 12 to 47 months    $  5,668,213.59        7.40%         466          11.35 %
 48 to 53 months       5,140,060.50        6.71          343           8.36
 54 to 59 months      25,775,965.85       33.67        1,501          36.57
 60 to 65  months     10,057,317.85       13.14          525          12.79
 66 to 71 months      25,160,733.76       32.87        1,072          26.11
 72 months             4,746,654.99        6.20          198           4.82
                       ------------        ----          ---           ----
TOTAL               $ 76,548,946.54      100.00%       4,105         100.00%
                    ===============      =======       =====         =======

   (1)   Percentages may not add to 100.00% because of rounding.

               Distribution of Receivables by Amount Financed
                       as of the Initial Cutoff Date


                                           Percentage
                             Aggregate     by Aggregate             Percentage
                             Principal     Principal   Number of   by Number of
Amount Financed               Balance      Balance(1) Receivables Receivables(1)
---------------               -------      ---------- ----------- --------------
$5,000.00 to $9,999.99     $  2,639,687.70      3.45%       322         7.84%
$10,000.00 to $14,999.99     11,720,066.39     15.31        993        24.19
$15,000.00 to $19,999.99     19,235,989.28     25.13      1,149        27.99
$20,000.00 to $24,999.99     17,619,072.61     23.02        819        19.95
$25,000.00 to $29,999.99     10,958,462.44     14.32        421        10.26
$30,000.00 to $34,999.99      6,426,506.38      8.40        207         5.04
$35,000.00 to $39,999.99      3,574,059.28      4.67        100         2.44
$40,000.00 to $44,999.99      1,831,231.66      2.39         45         1.10
$45,000.00 to $49,999.99        949,476.45      1.24         21         0.51
$50,000.00 to $54,999.99        545,259.86      0.71         11         0.27
$55,000.00 to $59,999.99        432,741.28      0.57          8         0.19
$60,000.00 to $89,999.99        616,393.21      0.81          9         0.22
                             -------------      ----          -         ----
TOTAL                       $76,548,946.54    100.00%     4,105       100.00%
                           ==============    =======     =====       =======

(1)      Percentages may not add to 100.00% because of rounding.



          Distribution of Receivables by Current Principal Balance
                       as of the Initial Cutoff Date


                                           Percentage
                             Aggregate    by Aggregate              Percentage
Current                      Principal     Principal   Number of   by Number of
Principal Balance            Balance       Balance(1) Receivables Receivables(1)
-----------------            --------      ---------- ----------- -------------
$5,000.00 to $9,999.99      $ 3,680,086.56      4.81%       434        10.57%
$10,000.00 to $14,999.99     13,323,669.81     17.41      1,070        26.07
$15,000.00 to $19,999.99     19,255,800.67     25.15      1,102        26.85
$20,000.00 to $24,999.99     17,612,812.45     23.01        790        19.24
$25,000.00 to $29,999.99     10,120,486.80     13.22        371         9.04
$30,000.00 to $34,999.99      6,024,297.81      7.87        186         4.53
$35,000.00 to $39,999.99      2,679,674.62      3.50         72         1.75
$40,000.00 to $44,999.99      1,473,191.99      1.92         35         0.85
$45,000.00 to $49,999.99      1,226,424.51      1.60         26         0.63
$50,000.00 to $84,999.99      1,152,501.32      1.51         19         0.46
                              ------------      ----        --         ----
TOTAL                       $76,548,946.54    100.00%     4,105       100.00%
                            ==============    =======     =====       =======

(1)      Percentages may not add to 100.00% because of rounding.

Delinquencies and Loss Experience

         The following tables describe Paragon's delinquency and loss experience for the periods indicated. There is no assurance that the delinquency and credit loss experience with respect to Paragon's automobile, light duty truck and sports utility vehicle installment contracts in the future or that the experience of the receivables owned by the trust will be similar to that set forth below.

         Paragon began acquiring contracts in August of 1996. Delinquencies, repossessions and net losses have increased steadily since that time due to seasoning of the pool of contracts. Fluctuation in delinquencies, repossession and losses generally follow trends in the overall economic environment and may be affected by such factors as increased competition for obligors, the supply and demand for automobiles, light duty trucks and sports utility vehicles, rising consumer debt burden per household and increases in personal bankruptcies. The credit enhancement for the trust, including the insurance policy provided by the insurer, has been designed to protect the noteholders against increases in delinquencies and losses.



                                              Historical Delinquency Experience

                                                  12/31/96          6/30/97          12/31/97          6/30/98        12/31/98
                                                 ---------          -------          --------          -------        --------
Aggregate Principal       No. of contracts                  486            2,090            4,576            8,667         11,765
Balance at Period End(1)  Amount ($)                  7,889,627       33,882,836       75,755,941      145,663,968    197,674,655
                          -------------------------------------------------------------------------------------------------------
Delinquencies             No. of contracts                    2               14               66              132            159
        30 - 59 days      Pay Off Balance ($)            21,084          283,003        1,031.132        2,213,174      2,735,707
                          % of Principal                  0.27%            0.84%            1.36%            1.52%          1.38%
         60 - 89 days     No. of contracts                    0                3               10               22             37
                          Pay Off Balance ($)                 0           34,773          160,904          405,439        609,314
                          % of Principal                  0.00%            0.10%            0.21%            0.28%          0.31%
         90 days or more  No. of contracts                    0                0                1                4             18
                          Pay Off Balance ($)                 0                0           14,185           92,083        303,265
                          % of Principal                  0.00%            0.00%            0.02%            0.06%          0.15%
                          -------------------------------------------------------------------------------------------------------
Total Delinquencies       No. of contracts                    2               17               77              158            214
                          Pay Off Balance ($)            21,084          317,776        1,206,221        2,710,696      3,648,285
                          % of Principal                  0.27%            0.94%            1.59%             1.86          1.85%
Amount in                 No. of vehicles                     0                6                7               24             30
    Repossession          Pay Off Balance ($)                 0          105,815          112,910          434,530        489,986
    Inventory             % of Principal                  0.00%            0.31%            0.15%            0.30%          0.25%
                          -------------------------------------------------------------------------------------------------------
Total Delinquencies       No. of contracts &                  2               23               84              182            244
    and Amount in         vehicles                       21,084          423,591        1,319,131        3,145,226      4,138,272
    Repossession          Pay Off Balance ($)             0.27%            1.25%            1.74%            2.16%          2.09%
                          % of Principal
                          -------------------------------------------------------------------------------------------------------


(1) Aggregate Principal Balance equals the net finance receivables for all contracts serviced, excluding repossessed vehicles. The amounts are on a basis consistent with Paragon's financial statement presentation of Contracts Held for Sale, and include such items as unamortized dealer participation and deferred initial direct costs, reserve for losses and unearned finance charges on precomputed contracts.

                            Receivable Portfolio
                       Historical Net Loss Experience




                                                                          As of
                                                                -------------------------


                                                                                                            12 Months
                                                                                                               Ended
                                      12/31/96        6/30/97     12/31/97       6/30/98      12/31/98      12/31/98
                                      --------        -------     --------       -------      --------      ----------

Average Aggregate Principal Balance(1) $2,847,061   $20,319,777  $54,292,574   $108,919,408  $173,558,972   $140,898,822
                                      -----------  ------------ ------------  ------------- -------------  -------------
Gross Charge-Offs(2)                           $0       $46,233     $331,696       $809,235    $1,483,538     $2,292,773
Recoveries(3)                                  $0          $985         $182       $107,783      $322,422       $430,205
                                      -----------  ------------ ------------  ------------- -------------  -------------
Net Losses                                     $0       $45,248     $331,514       $701,452    $1,161,117     $1,862,569
                                      -----------  ------------ ------------  ------------- -------------  -------------
Net Losses as a Percentage of
Average Aggregate Principal Balance (4)     0.00%         0.22%        0.61%          0.64%         0.67%          1.32%

                                      -----------  ------------ ------------  ------------- -------------  -------------


(1) Six-month averages, except for the twelve months ended December 31, 1998. Aggregate Principal Balance equals the net finance receivables for all contracts serviced, excluding repossessed vehicles. The amounts are on a basis consistent with Paragon's financial statement presentation of Contracts Held for Sale, and include such items as unamortized dealer participation and deferred initial direct costs, reserve for losses and unearned finance charges on precomputed contracts.
(2) Gross Charge-Offs are defined as principal balance at time of charge-off less net sale proceeds.
(3) Recoveries are post charge-off amounts that are collected and applied toward the obligors' deficiency balance.
(4) Percentages are not annualized, except for the twelve months ended December 31, 1998.

Year 2000 Compliance

         The year 2000 issue is the result of computer programs being written to store and process data using two digits rather than four to define the applicable year. Any computer programs used by Paragon that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations. Paragon's critical computer applications software is not maintained in-house. Rather, Paragon operates under service agreements with outside vendors that provide Paragon (and many other institutions) access to the applications that are maintained by the vendors and run on the vendors' mainframe computers. These critical applications have been certified as year 2000 compliant by the applicable vendors. Paragon has also assessed the potential impact of year 2000 noncompliance on the part of other external relationships and, subject to Paragon's ongoing review of vendors' year 2000 compliance, Paragon is not aware at this time of any year 2000 issues that would have a material adverse effect on Paragon's financial position, cash flows or results of operations. As a result, subject to Paragon's ongoing compliance efforts, the costs and uncertainties relating to timely resolution of year 2000 issues applicable to Paragon's business and operations are not reasonably expected by the seller to have a material adverse effect on Paragon's financial position, cash flows or results of operations. The preceding two sentences are forward-looking statements and the actual costs could differ materially from the costs currently anticipated by Paragon.


                    THE SELLER, THE SERVICER AND PARAGON

         The seller is a wholly-owned subsidiary of Paragon. Information regarding the seller is set forth under "The Seller" in the prospectus and additional information about Paragon and the servicer is set forth under "Paragon and the Servicer" in the prospectus. Paragon was incorporated in the State of Delaware in November 1994 and began purchasing contracts in August 1996. Paragon was initially capitalized with approximately $8,400,000 in preferred and common stock held by an investment fund managed by Triumph Capital Group, Inc. and Paragon's senior management. Triumph is a private equity firm that makes privately-negotiated, minority equity and equity-related investments in middle market companies that require capital for growth. Since 1990, Triumph has sponsored private equity funds with over $1 billion in committed capital. In April 1998, Paragon issued approximately $14,000,000 in additional preferred and common stock to three institutional investors not affiliated with Triumph.

         Other funding sources currently available to Paragon include a warehouse lending facility provided by CTS and a $4,000,000 subordinated lending facility also provided by CTS. CTS holds a warrant to purchase up to approximately 5.9% of the common stock of Paragon. Paragon is currently negotiating the terms of a warehouse facility to replace CTS. CTS's commitment under the existing facility expires on September 12, 1999.

                     WEIGHTED AVERAGE LIFE OF THE NOTES

         Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under "Weighted Average Life of Securities" in the prospectus. As the rate of payment of principal of the notes depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of the notes could occur significantly earlier than the final scheduled payment date. It is expected that final payment of the notes will occur on or prior to the applicable final scheduled payment date. Under the insurance policy, the insurer will irrevocably and unconditionally guarantee payment of principal on the notes on each payment date to the extent set forth in the "Policy Payment Amount" definition under "The Insurance Policy" below, as well as the ultimate payment of principal on the final scheduled payment date.

                          DESCRIPTION OF THE NOTES

General
         The indenture trustee will issue the notes pursuant to the Indenture between the indenture trustee and the trust (the "Indenture"), a form of which has been filed as an exhibit to the registration statement. A copy of the Indenture will be filed with the Commission following the issuance of the notes. The following summary, together with the related description in the prospectus, describes the material terms of the notes and the Indenture but it does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the notes and the Indenture. The following summary supplements the description of the general terms and provisions of the notes and the related Indenture found in the prospectus.

Payments of Interest

         The notes will bear interest at a rate of ____% per annum.

         The notes constitute Fixed Rate Securities, as that term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the prospectus. Interest on the principal balance of the notes is payable to the noteholders monthly on each payment date, commencing April 15, 1999.

         The insurer will irrevocably and unconditionally guarantee timely payment of interest due on the notes on each payment date under the insurance policy. See "Description of the Transfer and Servicing
Agreements--Distributions" and "--Reserve Account" in this prospectus supplement.

         Payment dates will occur on the 15th of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing April 15, 1999. A "Business Day" is any day other than a Saturday, Sunday or any other day on which banks in St. Louis, Missouri, Los Angeles, California, New York, New York, Minneapolis, Minnesota, or the principal place of business of any successor servicer or successor indenture trustee are authorized or obligated by law or order to be closed. Interest on the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payments of Principal

         The principal of the notes will be payable to the noteholders on each payment date, to the extent of funds available therefor, in an amount generally equal to the Class A Principal Payment Amount. The insurer will irrevocably and unconditionally guarantee payment of principal on the notes on each payment date to the extent set forth in the

"Policy Payment Amount" definition under "The Insurance Policy" below, as well as the ultimate payment of principal on the final scheduled payment date, under the insurance policy.

Optional Redemption

         The trust will redeem in whole, but not in part, the remaining notes outstanding if the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the aggregate outstanding principal balance has declined to 10% or less of the total initial principal balance of the receivables (as measured at the Cutoff Date, for the initial receivables, and the related Subsequent Cutoff Date, for additional receivables), as described in the prospectus under "Description of the Transfer and Servicing Agreements--Termination." The redemption price will equal the unpaid principal amount of the remaining outstanding notes plus accrued and unpaid interest thereon.

Mandatory Redemption

         On the payment date on or after the last day of the funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of additional receivables on that date) will be applied to redeem the notes then outstanding.

Rights of MBIA as Controlling Party

         So long as no Insurer Default has occurred and is continuing, the insurer will have the right to exercise many of the rights, including voting rights, that the noteholders would otherwise be entitled to exercise under the Sale and Servicing Agreement, the Indenture and the Trust Agreement. These rights include the right to remove the Servicer or waive any Servicer Termination Event, to declare an Event of Default or control remedies in the case of an Event of Default under the Indenture, to approve supplemental indentures and other modifications to the Indenture, the Sale and Servicing Agreement and the Trust Agreement, to approve any merger or consolidation with respect to the trust, to approve the appointment or removal of an indenture trustee and to exercise voting rights, all without the consent of the noteholders. However, the insurer cannot exercise its rights to amend the Sale and Servicing Agreement, the Indenture or the Trust Agreement without the consent of each noteholder in any manner that would reduce the amount of, or delay the timing of, collections of payments of monthly principal and interest on the receivables or distributions required to be made on any note, adversely affect in any material respect the interests of the noteholders or alter the rights of noteholders to consent to any such amendment.

         An "Insurer Default" means the occurrence and continuance of either of the following events:

         o the insurer has failed to make a payment required under the insurance policy in accordance with its terms; or

         o the insurer has become subject to an insolvency proceeding under the New York insurance laws or other similar insolvency events have occurred with respect to the insurer.

            DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary, together with the related description in the prospectus, describes the material terms of the Sale and Servicing Agreement between Paragon, individually and as servicer, the seller, the trust and the indenture trustee and backup servicer (the "Sale and Servicing Agreement") and the Trust Agreement between Paragon, the owner trustee and the seller (the "Trust Agreement"), but it does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Sale and Servicing Agreement and the Trust Agreement. Forms of the Sale and Servicing Agreement and the Trust Agreement have been filed as exhibits to the registration statement. A copy of the Sale and Servicing Agreement and the Trust Agreement will be filed with the Commission following the issuance of the notes. The following summary supplements the description of the general terms and provisions of the Sale and Servicing Agreement and the Trust Agreement found in the prospectus.

Sale and Assignment of Initial Receivables and Additional Receivables

         Information with respect to the conveyance on the closing date of the initial receivables from the seller to the trust under the Sale and Servicing Agreement is set forth under "Description of the Transfer and

Servicing Agreements-Sale and Assignment of Receivables" in the prospectus. In addition, during the funding period, under the Sale and Servicing Agreement, the seller will be obligated to sell to the trust additional receivables having an aggregate principal balance of approximately $26,015,156.02. This amount equals the amount deposited in the trust's pre-funding account on the closing date.

         It is expected that additional receivables will be conveyed to the trust periodically on dates specified by the seller (each, a "Subsequent Transfer Date") occurring during the funding period. The "funding period" is the period beginning on the closing date and ending on the earliest of:
(1) the date on which the amount in the pre-funding account (after giving effect to any transfers from the pre-funding account in connection with the transfer of additional receivables to the issuer) is less than $100,000;
(2) the date on which an Event of Default or a Servicer Termination Event occurs; and (3) the close of business on May 15, 1999.

         On each Subsequent Transfer Date, subject to the conditions described below, the seller will sell and assign to the trust, without recourse, the seller's entire interest in the additional receivables listed by the seller on a schedule attached to an assignment relating to the additional receivables. Upon the conveyance of additional receivables to the trust on a Subsequent Transfer Date, (1) the receivables in the pool of receivables will increase by the aggregate principal balance of the additional receivables being conveyed and (2) an amount equal to 2% of the aggregate principal balance of the additional receivables will be withdrawn from the pre-funding account and deposited into the reserve account.

         Any conveyance of additional receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (1) the seller has provided the trustee, the indenture trustee, the insurer, Paragon and the Rating Agencies with a notice of such conveyance not later than five business days prior to the Subsequent Transfer Date; (2) the seller has delivered to the trustee and the insurer (with a copy to the indenture trustee) a written assignment conveying the additional receivables to the trust, including a schedule identifying the additional receivables; (3) the seller has deposited into the collection account all collections received in respect of the additional receivables after the applicable Subsequent Cutoff Date and on or before three business days prior to such Subsequent Transfer Date; (4) each additional receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement (see "The Receivables Pool");
(5) as of the related Subsequent Cutoff Date, the receivables, including any additional receivables conveyed by the seller as of the Subsequent Cutoff Date, satisfy the criteria described under "The Receivables Pool" in this prospectus supplement and "The Receivables Pools" in the prospectus;
(6) the required deposit to the reserve account for the Subsequent Transfer Date has been made; (7) the seller has delivered required opinions of counsel to the trustee, the indenture trustee, the insurer and the Rating Agencies with respect to the transfer of the additional receivables; (8) each Rating Agency has notified the seller, the indenture trustee and the insurer that the addition of such additional receivables will not result in the withdrawal or downgrade of the then current ratings of the notes; and
(9) the seller has not selected the additional receivables in a manner that it believes is adverse to the interests of the noteholders or the insurer.

         Except for the criteria described in the preceding paragraph and under "The Receivables Pool" above, there are no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of the entire Receivables Pool may vary from those of the initial receivables. See "Risk Factors Changes in Pool Characteristics as a Result of Pre-Funding" and "The Receivables Pool."

         Although Paragon will continue to service and administer the receivables under the Sale and Servicing Agreement, Paragon will deliver the original documents evidencing each receivable and the certificate of title for the related financed vehicle to the indenture trustee as custodian for the trust.

Accounts

         The servicer (or the indenture trustee on behalf of and at the direction of the servicer) will establish and maintain the collection account, the reserve account, the pre-funding account and the interest reserve account in the name of the indenture trustee for the benefit of the noteholders and the insurer. The indenture trustee will hold the amounts on deposit from time to time in the reserve account, the pre-funding account and the interest reserve account for the benefit of noteholders and the insurer. The indenture trustee will invest funds on deposit in the reserve account, the pre-funding account and the interest reserve account in Eligible Investments selected by the seller that mature not later than the next payment date. On or before each payment date, funds in the amount of the Deficiency Claim Amount, if any, for that payment date will be withdrawn from the reserve account and deposited into the collection account.

         Reserve Account. On each payment date, the indenture trustee will withdraw from the reserve account and deposit into the collection account funds in the amount of the Deficiency Claim Amount, if any. This withdrawal may result from, among other things, receivables becoming Liquidated Receivables or the failure by the servicer or the seller to make any remittance required to be made under the Sale and Servicing Agreement. The aggregate amount to be withdrawn from the reserve account on any payment date will not exceed the amount available in the reserve account. The indenture trustee will deposit any withdrawal from the reserve account into the collection account on or before the payment date for which the withdrawal is made.

         The "Reserve Account Required Amount" generally means, as of any payment date, the greater of (i) 2% of the outstanding principal amount of the receivables as of the related Accounting Date and (ii) the lesser of
(a) 1% of the outstanding principal balance of the initial receivables and the additional receivables as of their respective cutoff dates and (b) the then outstanding principal balance of the notes. If a Reserve Event occurs and has not been cured, then the Reserve Account Required Amount will be 6% of outstanding principal amount of the receivables as of the related Accounting Date. If a Trigger Event occurs and has not been cured, then the Reserve Account Required Amount will be 100% of the outstanding principal amount of the receivables as of the related Accounting Date. The Sale and Servicing Agreement will contain various triggers causing a "reserve event" or a "trigger event" to occur, including, among others, default, delinquency and cumulative net loss ratios as well as events of default specified in the insurance agreement that relate to financial covenants and changes of control of Paragon.

         The Reserve Account Required Amount may be reduced from time to time with the consent of the insurer if each Rating Agency has delivered prior written notice to the seller, the servicer, the indenture trustee and the owner trustee that such reduction will not result in a reduction, withdrawal or qualification of such Rating Agency's then current ratings of the notes. The time necessary for the reserve account to reach and maintain the Reserve Account Required Amount at any time after the closing date will be affected by the delinquency, credit loss, repossession and prepayment experience of the receivables and, therefore, cannot be accurately predicted. Amounts on deposit in the reserve account will be released to the certificateholder(s) on each payment date to the extent that the amount on deposit in the reserve account, after giving effect to any withdrawals therefrom on that payment date, exceeds the Reserve Account Required Amount. Upon any distribution to the certificateholder(s) of amounts from the reserve account, the noteholders will not have any rights in, or claims to, those amounts.

                  "Accounting Date" means, with respect to a payment date or Determination Date, the last day of the Collection Period preceding that payment date or Determination Date.

                  "Deficiency Claim Amount" means, with respect to any Determination Date, the positive difference of (1) the sum of the amounts payable from the collection account as described in (1) through (4) under "Description of the Transfer and Servicing Agreements--Distributions" below, minus (2) the amount of Available Funds (excluding the Policy Claim Amount) with respect to such Determination Date. The Deficiency Claim Amount will be withdrawn from the reserve account to the extent funds are on deposit therein and deposited into the collection account on the related payment date.

                  "Liquidation Proceeds" with respect to a Liquidated Receivable means all amounts realized with respect to such receivable (other than amounts withdrawn from the reserve account and drawings under the insurance policy) net of (1) reasonable expenses incurred by the servicer in connection with the collection of such receivable and the repossession and disposition of the related financed vehicle and (2) amounts that are required to be refunded to the obligor on such receivable; except that the Liquidation Proceeds with respect to any receivable will in no event be less than zero.

         If funds in the reserve account are reduced to zero, noteholders must rely on insurer's guarantee of timely payment of interest and, to the extent set forth in the "Policy Payment Amount" definition under "The Insurance Policy" below, principal on the notes on each payment date under the insurance policy.

         Interest Reserve Account. The servicer (or the indenture trustee on behalf of and at the direction of the servicer) will establish and maintain the interest reserve account as a Trust Account in the name of the indenture trustee for the benefit of the noteholders and the insurer. The interest reserve account will be created with an initial deposit by the seller of $____________, funded from the proceeds of the sale of the notes. On each payment date, the servicer will instruct the indenture trustee to withdraw from the interest reserve account and deposit into the collection account an amount equal to the Interest Reserve Requirement for such payment date, if any. The "Interest Reserve Requirement," means, with respect to the payment dates occurring in April and May of 1999, the excess, if any, of (a) the payment to be made under clause (3) under "Distribution -- Payments from the Collection Account" below, over (b) the sum of (i) 30 days of interest (44 days of interest, in the case of the April 1999 payment date) on the Noteholders' Percentage of the outstanding principal balance of all receivables held by the trust as of the close of business on the last day of the second preceding Collection Period (or the closing date, in the case of the April 1999 payment date), calculated at the interest rate on the notes, and (ii) any earnings on amounts on deposit in the pre-funding account to be transferred to the collection account on such payment date. If the interest reserve account is overfunded on the payment date in April of 1999, the overfunding will be released to the seller. Any funds remaining in the interest reserve account after satisfaction of the Interest Reserve Requirement will be released to the seller on the payment date in May 1999.

Servicing Compensation and Payment of Expenses

         The servicing fee rate will be 1.0% per year of the aggregate principal balance of receivables as of the open of business on the first day of the related Collection Period. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the prospectus. The servicer will also collect and retain any late fees, non-sufficient funds or returned check fees, liquidation fees and other administrative fees with respect to the receivables. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures. Fees and transition expenses of any successor servicer will be limited to the extent set forth in the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the prospectus and "--Distributions" herein.

Distributions

         Deposits to Collection Account. On or before each payment date, the servicer will cause all collections and other amounts constituting the Payment Amount to be deposited into the collection account.

                  "Available Funds" means, with respect to any Determination Date, the sum of (1) the Collected Funds received by the servicer during the related Collection Period, (2) all Purchase Amounts deposited in the collection account since the preceding Determination Date and on or before the related Deposit Date, (3) the Policy Claim Amount, if any, received by the indenture trustee from the insurer with respect to such Payment Date, (4) all investment earnings on the Pre-Funded Amount, if any, to be transferred to the collection account on such Payment Date, (5) all income received from investments of funds in the collection account and the reserve account during the related Collection Period and (6) the Interest Reserve Requirement, if any, to be transferred to the collection account for such Collection Period.

                  "Collected Funds" means, with respect to any Determination Date, the amount of funds in the collection account representing collections (including under insurance policies) on the receivables received by the servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts) and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the receivables during the related Collection Period.

                  "Liquidated Receivable" means, with respect to any Collection Period, a receivable as to which the earliest of the following events has occurred: (1) the related financed vehicle has been repossessed and sold by the servicer, or (2) at least 10% of any scheduled payment has become 120 or more days delinquent, or (3) the servicer has determined in good faith that all amounts it expects to recover with respect thereto have been received.

                  "Payment Amount" means, with respect to any payment date, the sum of (1) the Available Funds as of the related Determination Date, plus (2) the Deficiency Claim Amount, if any, with respect to such payment date.

                  "Purchase Amount" means for any receivable, as of the close of business on the last day of a Collection Period, the amount of principal plus accrued interest thereon, for such Receivable as of such day.

                  "Purchased Receivable" means a receivable purchased as of the close of business on the last day of a Collection Period by the servicer or repurchased by the seller pursuant to the Sale and Servicing Agreement.

         Payments from the Collection Account. On each payment date, the servicer will instruct the indenture trustee or, if the collection account is maintained with an institution other than indenture trustee, instruct and cause such institution (based on the information contained in the Servicer's Report delivered on the related Determination Date) to make, and indenture trustee or such other institution will make, the payments from the collection account, to the extent of the Payment Amount, in the following order of priority:

                  (1) to the indenture trustee, the backup servicer, and the owner trustee any accrued and unpaid fees and expenses, in each case subject to a maximum amount of expenses except after an event of default under the Indenture;

                  (2) to the servicer, any accrued and unpaid servicing fees and other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the servicer has not reimbursed itself for such amounts;

                  (3) to the noteholders, the Class A Interest Payment Amount;

                  (4) until the outstanding principal amount of the notes has been reduced to zero, the Class A Principal Payment Amount to the noteholders;

                  (5) to the insurer, any amounts owing and not previously paid under the insurance agreement;

                  (6) to the reserve account, to the extent necessary so that the balance on deposit therein will not be less than the Reserve Account Required Amount;

                  (7) to the indenture trustee, the owner trustee, the backup servicer and any successor servicer, any accrued and unpaid fees and expenses not paid under (1) or (2) above;

                  (8) all remaining amounts, together with any funds in the reserve account in excess of the Reserve Account Required Amount, to the noteholders as an additional payment of principal, until the excess of the aggregate principal balance of receivables as of the related Accounting Date over the note balance (after giving effect to all payments under (4) above) equals 4% of the aggregate principal balance of receivables as of that Accounting Date; and

                  (9) all remaining amounts, together with any funds in the reserve account in excess of the Reserve Account Required Amount, to the certificateholder(s).

         "Class A Interest Payment Amount" means, with respect to any payment date, an amount equal to the sum of (1) for the first payment date 44 days of interest and for any payment date thereafter 30 days of interest, in each case calculated on the basis of a 360-day year consisting of twelve 30-day months, at _____% on the outstanding note balance as of the close of business on the related Accounting Date, plus (2) the Class A Interest Carryover Shortfall with respect to the preceding payment date, plus 30 days of interest on the Class A Interest Carryover Shortfall, to the extent permitted by law, at _____%.

         "Class A Interest Carryover Shortfall" means, as of the close of business on any payment date, an amount equal to (1) the Class A Interest Payment Amount for that payment date minus (2) the amount of interest that the holders actually received on that payment date.

         "Class A Principal Payment Amount" with respect to any payment date equals the sum of: (1) the Noteholders' Percentage of the sum of: (A) the principal portion of all Collected Funds for the related Determination Date (other than Collected Funds received with respect to Liquidated Receivables following the respective dates such receivables became Liquidated Receivables), (B) the principal balance of all receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables) as determined on the respective dates such receivables became Liquidated Receivables, (C) the principal portion of the Purchase Amount of all Receivables that became Purchased Receivables as of the related Accounting Date, and (D) the aggregate amount of any court-ordered reductions in amounts owing from obligors on the receivables arising out of insolvency proceedings with respect to such obligors that have been realized during the related Collection Period; plus (2) any Class A Principal Carryover Shortfall with respect to the preceding payment date. On the final scheduled payment date for the notes, the Class A Principal Payment Amount will equal the outstanding principal balance of the notes.

         "Class A Principal Carryover Shortfall" as of the close of business on any payment date equals (1) the Class A Principal Payment Amount, minus (2) the amount of principal that the holders actually received on such payment date.

         "Noteholders' Percentage" means (a) 100% until and including the later of September 15, 1999 and the date when the aggregate principal balance of receivables as of the related Accounting Date exceeds the aggregate principal amount of the notes by 4% of the aggregate principal balance of receivables as of that Accounting Date, (b) thereafter, if September 15, 1999 was the later date in clause (a), zero until the overcollateralization amount described in clause (a) equals 4%, and (c) thereafter, 96%.

Servicer Termination Events

         The Sale and Servicing Agreement contains the "Servicer Termination Events" described on page 35 of the prospectus. A Servicer Termination Event may also be triggered by the insurer if events of default specified in the insurance agreement occur, including, among other things, events of default relating to financial covenants and a change of control of Paragon. If these Servicer Termination Events occur, the insurer may replace Paragon as the servicer without any consent of the noteholders.

                  CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         In all the states in which the receivables have been originated, retail installment contracts such as the receivables evidence the credit sale of automobiles, light duty trucks and sports utility vehicles by dealers to obligors. The contracts also constitute personal property security agreements and include grants of security interests in the financed vehicles under the Uniform Commercial Code (the "UCC").

         In most states, perfection of a security interest in a motor vehicle is governed by the motor vehicle titling or registration laws of the state in which the vehicle is located. In California, North Carolina, Texas and Virginia, where more than 68% of the receivables have been originated, a security interest in a motor vehicle may be perfected only by causing a certificate of title to be issued for the vehicle with the security interest of the secured party noted on the title. In those states, Paragon's policies and procedures require dealers and vehicle owners to take the steps necessary to cause certificates of title for financed vehicles to be issued with the security interest of Paragon noted on the title and to cause the certificates of title to be delivered to Paragon.

         Under a Receivables Purchase Agreement between Paragon and the seller (the "Receivables Purchase Agreement") and the Sale and Servicing Agreement, Paragon will sell and assign to the seller, and the seller will sell and assign to the trust, its security interests in the financed vehicles securing the receivables. Under the Indenture, the issuer will assign those security interests to the indenture trustee, for the benefit of the noteholders and the insurer. However, because of the administrative burden and expense, no steps will be taken to cause certificates of title for the financed vehicles to be issued or amended to show the indenture trustee as the new secured party on the certificates of title for the financed vehicles. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus.

         In most states, assignments such as those under the Receivables Purchase Agreement and the Sale and Servicing Agreement are effective assignments of a security interest and the assignee succeeds to the assignor's rights as secured party. California law permits an assignee to succeed to the assignor's rights without recording the assignment on the certificate of title. Under Texas law, such assignments are an effective conveyance of a security interest, but the assignee's security interest may not be perfected unless the certificates of title are amended to show the assignee as the new lienholder and notice of such assignment is given to the related obligor. North Carolina law permits, but does not require, the notation of an assignment of security interest on the certificate of title. Virginia law is silent as to whether a perfected security interest that has been assigned remains perfected after assignment if no steps are taken to cause a new certificate of title to be issued showing the assignee as lien holder. With respect to Virginia, the trust will rely on an analogy to the provisions of the UCC relating to security interests that are perfected by the filing of a financing statement, which permit the assignor and assignee of a perfected security interest to file a financing statement amendment to reflect the assignment, but do not require such a filing as a condition to the continued validity and perfection of the security interest.

         Additional information regarding certain legal aspects of the receivables is set forth under "Certain Legal Aspects of the Receivables" in the prospectus.

                            THE INSURANCE POLICY

         The insurer, in consideration of the payment of the premium and subject to the terms of the insurance policy, unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each Policy Claim Amount will be received by the indenture trustee, or its successors, as trustee for the Owners, on behalf of the Owners from the insurer, for distribution by the indenture trustee to each Owner of each Owner's proportionate share of the Policy Claim Amount. The insurer's obligations under the insurance policy with respect to a particular Policy Claim Amount will be discharged to the extent funds equal to the applicable Policy Claim Amount are received by the indenture trustee, whether or not such funds are properly applied by the indenture trustee. Payments of Policy Claim Amounts will be made only at the time set forth in the insurance policy. The insurance policy will not guarantee payment of any amounts that become due on an accelerated basis as a result of (a) a default by the trust, (b) the occurrence of an Event of Default under the Indenture, or (c) any other cause. The insurer may elect, in its sole discretion, to pay in whole or in part such principal due upon acceleration. The insurer may elect, in its sole discretion, to pay all or a portion of certain shortfalls of funds available to make distributions of principal on the notes on a payment date, as described under "Description of the Transfer and Servicing Agreements" in this prospectus supplement.

         The insurer will pay any Policy Claim Amount that is a Preference Amount (as defined below) on the business day following receipt by the fiscal agent of the insurer of (1) a certified copy of the order requiring the return of a preference payment, (2) an opinion of counsel satisfactory to the insurer that such order is final and not subject to appeal, (3) an assignment in such form as is reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of each Owner relating to or arising under the notes against the debtor that made such preference payment or otherwise with respect to such preference payment and
(4) appropriate instruments to effect the appointment of the insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the insurer. If these documents are received after 12:00 noon, New York City time, on such business day, they will be deemed to be received on the next business day. Such payments will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on such notes to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to such Owner.

         The insurer will pay any other amount payable under the insurance policy no later than 12:00 noon, New York City time, on the later of the related payment date or the second business day following receipt in New York, New York on a business day by the fiscal agent, of a notice specifying the Policy Claim Amount that will be due and owing on such payment date. If this notice is received after 12:00 noon, New York City time, on that business day, it will be deemed to be received on the next business day. If any such notice received by the fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the insurance policy it will be deemed not to have been received by the fiscal agent, and the insurer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Policy Claim Amounts due under the insurance policy, unless otherwise stated therein, will be disbursed by the fiscal agent to the indenture trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Policy Claim Amount less, in respect of Policy Claim Amounts including Preference Amounts, any amount held by the indenture trustee for the payment of such Policy Claim Amount and legally available therefor.

         The fiscal agent is the agent of the insurer only and the fiscal agent will in no event be liable to Owners for any acts of the fiscal agent or any failure of the insurer to deposit or cause to be deposited sufficient funds to make payments due under the insurance policy.

         Subject to the terms of the Indenture, the insurer shall be subrogated to the rights of each Owner to receive payments under the notes to the extent of any payment by the insurer under the insurance policy.

         As used herein, the following terms have the following meanings:

         "Owner" means each noteholder who, on the applicable payment date, is entitled under the terms of the related note to a distribution thereunder.

         "Policy Claim Amount" means, with respect to each payment date, the sum of (i) the Policy Payment Amount for that payment date and (ii) the Preference Amount for that payment date.

         "Policy Payment Amount" means, as of any payment date, an amount, if any, equal to the sum of:

         (a) the amount, if any, by which (i) the amount set forth under clause (3) under "Description of the Transfer and Servicing Agreements -- Distributions" above exceeds (ii) the sum of (x) Available Funds (excluding the Policy Claim Amount) and (y) the amount on deposit in the reserve account on that payment date, in each case after giving effect to payments under clauses (1) and
         (2) under "Description of the Transfer and Servicing Agreements -- Distributions" above, plus

         (b) on any payment date other than the final scheduled payment date, the amount, if any, by which (i) the outstanding principal amount of the notes as of that payment date (after giving effect to all other amounts allocable and distributable to principal on the notes on that payment date, including amounts withdrawn from the reserve account) exceeds (ii) the sum of (x) the aggregate principal balance of the receivables as of the related Accounting Date and (y) the pre-funded amount, if any, as of the related Accounting Date ; plus

         (c) on the final scheduled payment date, an amount equal to the outstanding principal amount of the notes (after giving effect to all other amounts allocable and distributable to principal on the notes on that payment date, including amounts withdrawn from the reserve account).

         "Preference Amount" means any amount previously distributed to an Owner in respect of the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to Paragon, the seller or the trust pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         The insurance policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of law principles thereof. THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN
ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The insurance policy is not cancelable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the final scheduled payment date of the notes.


                         DESCRIPTION OF THE INSURER

         The insurer, MBIA Insurance Corporation is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the insurer. The insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the insurer, changes in control and transactions among affiliates. Additionally, the insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

         The consolidated financial statements of the insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of the insurer and its subsidiaries as of September 30, 1998 and for the nine month periods ended September 30, 1998 and September 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 1998, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                          SAP

                            December 31,     September 30,
                                 1997             1998
                              (Audited)       (Unaudited)
                          ----------------- ----------------
                                     (in millions)
                                   -----------------
Admitted Assets.......... $5,256                 $6,318
Liabilities.............. $3,496                 $4,114
Capital and Surplus...... $1,760                 $2,204



                                         GAAP

                          December 31,     September 30,
                             1997               1998
                           (Audited)        (Unaudited)
                       -----------------  ----------------
                                  (in millions)
                                ----------------
Assets...............  $5,988                  $7,439
Liabilities..........  $2,624                  $3,268
Shareholders'
Equity...............  $3,364                  $4,171



         Copies of the financial statements of the insurer incorporated by reference herein and copies of the insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the insurer. The address of the insurer is 113 King Street, Armonk, New York 10504. The telephone number of the insurer is (914) 273-4545.

         The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the insurer set forth under the heading "Description of the Insurer." Additionally, the insurer makes no representation regarding the notes or the advisability of investing in the notes.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         Moody's Investors Service, Inc. rates the financial strength of the insurer "Aaa". Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the insurer "AAA". Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the insurer "AAA".

         Each rating of the insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation of the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings will have an adverse effect on the market price of the notes. The insurer does not guarantee the market price of the notes nor does it guarantee that the ratings on the notes will not be revised or withdrawn.


                  MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and such summary represents the opinion of Federal Tax Counsel subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service or the courts. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service. The following summary is intended as a discussion of the possible effects of certain federal income tax consequences to holders, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by noteholders that are subject to special treatment under the federal income tax laws (including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing). In addition, the discussion regarding the notes is limited to the federal income tax consequences of the initial noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

Scope of the Tax Opinions

         In the opinion of Federal Tax Counsel, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the notes, Federal Tax Counsel is of the opinion that the notes will be characterized as debt for federal income tax purposes.

         In addition, Federal Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms--Material Federal Income Tax Consequences" as they relate to federal income tax matters and under the heading "Material Federal Income Tax Consequences" herein and in the prospectus and is of the opinion that such statements are a fair and accurate discussion of all material federal income tax consequences of the purchase, ownership and disposition of the notes. Such statements are intended as a discussion of the possible effects of the classification of the trust on investors and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, we suggest that investors consult their own tax advisers with regard to the tax consequences of investing in the notes.

Tax Classification of the Trust

         Federal Tax Counsel is of the opinion that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. A copy of such opinion of Federal Tax Counsel will be filed with the Commission as an exhibit to a Form 8-K prior to the confirmation of sales of any notes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Federal Tax Counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the receivables, reduced by its interest expense on the notes provided the notes are respected as debt for federal income tax purposes (see discussion in the following paragraph). Any such corporate income tax could materially reduce cash available to make payments on the notes.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of Notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Federal Tax Counsel, the Notes will be characterized as debt for federal income tax purposes. A copy of such opinion of Federal Tax Counsel will be filed with the Commission with a Form 8-K following the issuance of the notes. The discussion below assumes this characterization of the notes is correct.

         The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the trust or the seller or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Internal Revenue Service Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal withholding tax at a rate of 30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty and the foreign person provides the trustee or other payor of the interest with a copy of Internal Revenue Service Form 1001, or if the interest is effectively connected with the conduct of a U.S. trade or business and the foreign person provides a copy of Internal Revenue Service Form 4224.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the filing requirements with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 generally will continue to be required to file that form. However, the requirement that foreign persons submit Form W-8 is extended to most foreign persons who wish to seek an exemption from withholding tax on the basis that income from the Notes is effectively connected with the conduct of a U.S. trade or business (in lieu of Form 4224) and to foreign persons wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). Under the Withholding Tax Regulations, a foreign person would generally be required to submit Form W-8BEN in lieu of Form 1001 or to submit Form W-8BEN in lieu of Form 4224, although alternative documentation may be applicable in certain situations. The Withholding Tax Regulations are effective for payments of interest due after December 31, 1999, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. We suggest that prospective investors consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. We suggest that noteholders consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the Internal Revenue Service successfully asserted that the notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

         Information Reporting and Withholding. The trust will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt noteholders (generally, noteholders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts). For nonresident aliens who provide certification as to their status as nonresidents, interest paid will be reported on Form 1042-S. However, withholding will not apply as long as the certification is valid. Generally, certification must be renewed every three calendar years. Accordingly, each noteholder (other than exempt noteholders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the noteholder's name, address, correct Federal taxpayer identification number and a statement that the noteholder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification or recertify its foreign status, the trust will be required to withhold 31% for U.S. residents or 30% for nonresident aliens of the amount otherwise payable to the noteholder, and remit the withheld amount to the IRS as a credit against the noteholder's Federal income tax liability.

                           STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences" above, we suggest that potential purchasers consider the state income tax consequences of the acquisition, ownership and disposition of the notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, We suggest that potential purchasers consult their own tax advisors with respect to the various tax consequences of an investment in the notes.

                            ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of such plans (each, a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant).

         Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject and although the Issuer has not obtained an opinion of counsel under state law, the Issuer believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for the purposes of the Plan Assets Regulation. The debt status of the notes could be affected subsequent to their issuance by certain changes in the financial condition of the Issuer.

         Without regard to whether notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, Paragon, the Servicer, the Backup Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; PTCE 96-23, regarding certain transactions effected by "in-house asset managers"; PTCE 91-38 regarding certain transactions entered into by bank collective investment funds; and PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers." Each purchaser and each transferee of a note shall be deemed to represent and warrant that its purchase and holding of the notes is covered by a PTCE, all of the conditions of which are and will be satisfied upon its acquisition of, and throughout the term it holds, the notes.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         We suggest that a Benefit Plan fiduciary considering the purchase of notes consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, the seller has agreed to cause the trust to sell to the underwriter, and the underwriter has agreed to purchase, the principal amount of the notes.

         The seller has been advised by the underwriter that it proposes initially to offer the notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of _______% per note. The underwriters may allow and such dealers may reallow a concession not in excess of _______% per note to certain other dealers. After the initial public offering of the notes, the public offering prices and such concessions may change.

         In the ordinary course of their respective businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the seller and its affiliates.

         The underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions. The underwriter is not required to engage in these activities and may end any of these activities at any time.


                               LEGAL OPINIONS

         In addition to the legal opinions described in the prospectus, certain legal matters relating to the notes and certain federal income tax and other matters will be passed upon for the trust by Mayer, Brown & Platt. Certain legal matters will be passed upon for the underwriter by Dewey Ballantine LLP. Mayer, Brown & Platt may from time to time render legal services to the seller, the servicer and its affiliates.


                                  EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           INDEX OF DEFINED TERMS
||
                                                                          Page
                                                                          ----

Accounting Date   .........................................................S-25
additional receivables.....................................................S-15
APR               .........................................................S-15
Available Funds   .........................................................S-26
Benefit Plan      .........................................................S-36
Business Day      .........................................................S-22
Class A Interest Carryover Shortfall.......................................S-28
Class A Interest Payment Amount............................................S-27
Class A Principal Carryover Shortfall......................................S-28
Class A Principal Payment Amount...........................................S-28
CMAC              .........................................................S-31
Collected Funds   .........................................................S-26
CTS               .........................................................S-13
Defaulted Receivable.......................................................S-27
Deficiency Claim Amount....................................................S-25
Foreign person    .........................................................S-34
funding period    .........................................................S-24
Indenture         .........................................................S-22
Initial Cutoff Date........................................................S-15
initial receivables........................................................S-15
Insurer Default   .........................................................S-24
IRS               .........................................................S-33
Liquidated Receivable......................................................S-27
Liquidation Proceeds.......................................................S-25
Noteholders' Percentage....................................................S-28
OID               .........................................................S-34
OID regulations   .........................................................S-34
Owner             .........................................................S-30
Paragon           .........................................................S-15
Payment Amount    .........................................................S-27
Plan Assets Regulation.....................................................S-36
Policy Claim Amount........................................................S-30
Policy Payment Amount......................................................S-30
Portfolio interest.........................................................S-34
Preference Amount .........................................................S-31
PTCE              .........................................................S-37
Purchase Amount   .........................................................S-27
Purchased Receivable.......................................................S-27
Qualified stated interest..................................................S-34
Rating Agencies   ..........................................................S-9
Receivables Purchase Agreement.............................................S-29
Reserve Account Required Amount............................................S-25
Sale and Servicing Agreement...............................................S-23
Subsequent Cutoff Date.....................................................S-15
Subsequent Transfer Date...................................................S-24
Trust Agreement   .........................................................S-23
UCC               .........................................................S-29
Withholding Tax Regulations................................................S-35

||

                    APPENDIX A TO PROSPECTUS SUPPLEMENT





               UNAUDITED PARAGON AUTO RECEIVABLES OWNER TRUST
                               BALANCE SHEET

                               MARCH __, 1999

                                   ASSETS

Cash.....................................................................$1,000
Total Assets.............................................................$1,000
                                                                         ======

                      LIABILITIES AND TRUST PRINCIPAL

Interest in Trust........................................................$1,000
Total liabilities and trust principal....................................$1,000
                                                                         ======

         The accompanying notes are an integral part of this financial statement.

                PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A

                        NOTES TO FINANCIAL STATEMENT



1.       Nature of Operations:

         Paragon Auto Receivables Owner Trust 1999-A (the "Trust"), was formed in the State of Delaware on March 15, 1999. The Trust has been inactive since that date.

         The Trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment contracts from Paragon Auto Receivables Corporation and any of its affiliates; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

2.       Capital Contribution:

         Paragon Auto Receivables Corporation purchased for $1,000 a 100% beneficial ownership interest in the Trust.




                                     A-2




PROSPECTUS
                SUBJECT TO COMPLETION, DATED MARCH 18, 1999

                      PARAGON AUTO RECEIVABLES TRUSTS
                             Asset Backed Notes
                         Asset Backed Certificates


                    Paragon Auto Receivables Corporation
                                   Seller

                       Paragon Acceptance Corporation
                                  Servicer

                                ------------

         The Asset Backed Notes (the "Notes") and the Asset Backed
Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes or one or more classes of Certificates (or both), will be issued by a trust to be formed on or before the issuance date for that series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") to be entered into between Paragon Auto Receivables
Corporation, a Delaware corporation, as seller (the "Seller"), Paragon Acceptance Corporation ("Paragon" or, in its capacity as servicer, the "Servicer"), and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement to be entered into between the Trustee, the Seller and the Servicer. If a series of Securities includes Notes, these Notes will be issued and secured pursuant to an Indenture (as amended and supplemented from time to time, an "Indenture") between the Trust and the indenture trustee specified in the related
Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. Capitalized terms used in this Prospectus are defined on the pages indicated in the "Index of Terms" on page 49 of this Prospectus. The property of each Trust will include a pool of motor vehicle retail installment contracts (the "Receivables") secured by new or used automobiles, light duty trucks and sports utility vehicles (the "Financed Vehicles"), all moneys due or received thereunder or with respect thereto after the applicable Cutoff
Date set forth in the related Prospectus Supplement, security interests in the Financed Vehicles, any proceeds from claims on insurance policies with respect to the Financed Vehicles, rights under dealer agreements, rights with respect to deposit accounts in which collections are held or that serve as credit enhancement, any other credit enhancements, and proceeds of the foregoing, all as described herein and in the related Prospectus Supplement. See "The Trusts."
                                                       (Continued on next page)

    Prospective investors should consider the "Risk Factors" set forth at page 3 herein, which discusses material risks involved with an investment in the Securities.


ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN PARAGON AUTO RECEIVABLES CORPORATION, PARAGON ACCEPTANCE CORPORATION OR ANY OF THEIR AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY, PARAGON AUTO RECEIVABLES CORPORATION, PARAGON ACCEPTANCE CORPORATION OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is March __, 1999.

(Continued from previous page)

         The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. Each class of Securities of any series, other than any Strip Notes and Strip Certificates, will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. See "Description of the Notes," "Description of the Certificates" and "Description of the Securities" herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior, equal to or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes or any other Certificates to the extent described herein and in the related Prospectus Supplement. See "Risk Factors--Risks Related to Subordination" herein and in the related Prospectus Supplement.

         A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of the principal of any class of Notes and distributions in respect of the Certificate Balance (as specified in the related Prospectus Supplement, the "Certificate Balance") of any class of the Certificates will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement. See "Weighted Average Life of the Securities."


                           AVAILABLE INFORMATION

         The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and/or the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Seller, as originator of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus or in any related Prospectus Supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. See "Certain Information Regarding the Securities--Reports to Securityholders."

         The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Seller, in care of Paragon Acceptance Corporation, 200 South Hanley, Suite 800, Clayton, Missouri 63105, Attention: General Counsel (Telephone: (314) 721-0012). The Servicer will file with respect to each Trust such periodic reports as are required by the Exchange Act.

                                RISK FACTORS

The Limited Liquidity of the Securities May Make it Difficult to Resell Them

      The Underwriters for an offering of Securities (as defined in the related Prospectus Supplement,"Underwriters") may assist in resales of the Securities but they are not required to do so. A secondary market for any Securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Securities. In addition, if the Securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the financial condition and prospects of the Trust and other factors beyond the control of the Issuer, including general economic conditions.

Increases in Delinquencies and Losses on the Receivables May Cause Payment Reductions or Delays

      Paragon began purchasing motor vehicle retail installment contracts in August 1996. Although Paragon has calculated and presented its net loss experience with respect to its serviced portfolio in this Prospectus and the related Prospectus Supplement, there can be no assurance that the information presented will reflect actual experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency or loss experience of a Trust with respect to the Receivables will be better or worse than that set forth herein with respect to Paragon's serviced portfolio. It is likely, however, that delinquencies and losses will increase in the portfolio as the Receivables become more seasoned. The credit enhancement for each Trust will be designed to protect Securityholders against such increases in delinquencies and losses. If, however, any such increase is greater than anticipated, delays in payments of collections of the Receivables could occur or reductions in the amount of payments to Securityholders could result. See "The Receivables" in the related Prospectus Supplement.

Securityholders Bear Reinvestment Risk and Other Interest Rate Risks if Receivables Are Prepaid

      Reinvestment Risks from Prepayments. All the Receivables are prepayable at any time without penalty (or with only a nominal penalty) to the Obligor. For this purpose the term "prepayments" includes prepayments in full, partial prepayments and liquidations due to default, receipts of proceeds from claims on any repossession loss, physical damage, credit life and accident and health insurance policies and purchases by dealers (the "Dealers") under their respective dealer agreements (each, a "Dealer Agreement") or dealer assignments (each, a "Dealer Assignment"). In addition, the Seller and the Servicer may be required to repurchase Receivables from the Trust if specified representations or covenants made by them are breached. The Servicer also has the right to purchase all remaining Receivables and other Trust property from a Trust pursuant to its optional repurchase right. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables," "--Servicing Procedures" and "--Termination." Each such prepayment, repurchase or purchase will shorten the average life of the related Securities.

      Prepayment rates of Receivables may be influenced by a variety of economic, social and other factors, and cannot be predicted with any assurance. For example, decreases in interest rates and the fact that the Obligor may not sell or transfer the Financed Vehicle without the payment in full of the related Receivable may affect the rate of prepayment. If prepayments occur after a decline in interest rates, you may be required to reinvest your funds at a return lower than the applicable interest rate on a class of Notes (the "Interest Rate") or the applicable rate of interest on a class of Certificates (the "Certificate Rate")). You will bear all reinvestment risk resulting from a faster or slower rate of prepayment of Receivables.

      Risks Associated with Securities Purchased at a Discount or Premium. Holders of Securities should consider, in the case of any Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables will result in an actual yield (i.e., the effective interest rate) that is less than the anticipated yield. In the case of any Securities purchased at a premium, Holders of Securities should consider the risk that a faster than anticipated rate of principal payments on the Receivables will result in an actual yield that is less than the anticipated yield. See "--Reinvestment Risks from Prepayments."

      Risks Associated with Yield Sensitivity of the Strip Securities. The yield to maturity of any Strip Securities will be extremely sensitive to the prepayment and default experience on the Receivables, which may fluctuate significantly from time to time. See "--Reinvestment Risks from Prepayments." Holders of any Strip Securities entitled to principal payments with disproportionately small, nominal or no interest payments should consider the risk that a slower than anticipated rate of payments on the Receivables will result in an actual yield that is less than the anticipated yield. Holders of Strip Securities entitled to interest payments with disproportionately small, nominal or no principal payments should consider the risk that a faster than anticipated rate of payments on the Receivables will result in an actual yield that is less than the anticipated yields. Prospective investors in Strip Securities should fully consider the risk that an extremely rapid rate of principal prepayments could result in the failure of investors in the Strip Securities entitled to disproportionately small, nominal or no principal payments to recoup their initial investment.

Servicing Errors Due to Servicer's Failure to Segregate Receivable Files May Cause Payment Reductions or Delays

      The Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the related Trust in its purchase of Receivables from the Seller and to perfect the interest of the Seller in its purchase of Receivables from the Paragon in accordance with the UCC in effect in the relevant jurisdiction. If so specified in the related Prospectus Supplement, the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the applicable Trustee following the sale and assignment of the Receivables to the related Trust. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise (for example, if Paragon or the Seller were to sell or grant a security interest in Receivables in violation of the applicable Transfer and Servicing Agreements), another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust. Under such circumstances, there is a risk that the Trust would not be able to realize some or all of the cash flow from such Receivable. Although Paragon or the Seller would be liable to the Trust in that event, if Paragon or the Seller became insolvent, holders of Securities could suffer losses.

Unenforceability of the Trust's Security Interests in Financed Vehicles Because Certificates of Title Will Not Be Amended May Cause Payment Reductions or Delays

      In connection with the sale of Receivables by Paragon to the Seller and by the Seller to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by Paragon to the Seller and by the Seller to such Trust simultaneously with the sale of such Receivables by Paragon to the Seller and by the Seller to such Trust. Due to administrative burden and expense (i.e., fees payable to state motor vehicle departments ranging up to approximately forty dollars per vehicle and related paperwork), the certificates of title to the Financed Vehicles will not be amended to reflect the assignments to the Seller or to the Trust. In the absence of such amendments, the Seller and such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. The Seller will be obligated to repurchase any Receivable sold to such Trust as to which the Seller has breached its representation that Paragon has a perfected security interest in the Financed Vehicle securing such Receivable as of the date such Receivable is transferred to such Trust, if such breach shall materially and adversely affect the interest of such Trust in such Receivable and if a breach of such representation shall not have been cured by the last day of the month (or, if the Seller elects, earlier) following the month in which the Seller discovers or receives notice of such breach. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected, which could result in delays in payments on the related Notes (if any) and Certificates and possible reductions in the amount of those payments. Paragon will be obligated, pursuant to the applicable Purchase Agreement, to repurchase from the Seller any Receivable sold by it thereunder that the Seller has repurchased as a result of such a breach. The Seller will assign its rights under each Purchase Agreement to the related Trust. The Seller believes that it is customary for certificates of title or ownership to not be endorsed or amended in connection with asset securitizations of the type contemplated hereby.

Non-Priority of the Trust's Security Interests in Financed Vehicles May Cause Payment Reductions or Delays

      To the extent the security interest in the Financed Vehicles is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Loss of priority could result in delays in payments on the related Notes (if any) and Certificates and possible reductions in the amount of those payments. Neither the Seller nor the Servicer will have an obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles."

Insolvency of Paragon or the Seller May Cause Payment Reductions or Delays

      The Seller has taken steps in structuring the transactions described herein and in the related Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by Paragon under the United States Bankruptcy Code (the "Bankruptcy Code") or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Paragon. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of Paragon in a proceeding under any Insolvency Law. See "The Seller." If a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of Paragon in a proceeding under any Insolvency Law, then any "true sale" to the Seller would be ineffective to remove the Receivables and other assets from the bankruptcy estate of Paragon. See "Risk of No 'True Sale'" below. Although there can be no assurance, the Seller believes there is no material risk that the Trust would be substantively consolidated with any other entity if that entity were to become the subject of a proceeding under any Insolvency Law.

      The Seller and Paragon each intend that the transfer of Receivables by Paragon to the Seller will constitute a "true sale" of such Receivables. The Seller will take steps in structuring its purchases of Receivables from Paragon to increase the likelihood that such purchases will each be deemed a "true sale". In particular, each such purchase will be without recourse to Paragon for credit losses and at a purchase price believed by the parties to represent the fair market value of the applicable Receivables. If the transfer does, in fact, constitute such a "true sale," the Receivables and the proceeds thereof would not be part of Paragon's bankruptcy estate under Section 541 of the Bankruptcy Code should Paragon become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller. It is a condition of the offering that the Seller shall have received an opinion of counsel to the effect that, subject to certain facts, assumptions and qualifications, the transfer of such Receivables by Paragon to the Seller pursuant to the related Purchase Agreement would be characterized as a "true sale'" of such Receivables to the Seller and such Receivables would not form part of Paragon's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

      Notwithstanding the foregoing, if the Seller or Paragon were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the Seller or Paragon or Paragon itself were to take the position that the transfer of Receivables by the Seller to the Trust, or by Paragon to the Seller, as the case may be, should instead be treated as a pledge of the Receivables to secure a borrowing of the Seller or Paragon, as the case may be, then delays in payments of collections of the Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of the Receivables by the Seller to the Trust, or by Paragon to the Seller, is treated as a pledge instead of a sale, a tax, government or other lien on the property of the Seller or Paragon, as the case may be, arising before the transfer of the Receivables to the Trust may have priority over the Trust's or the Seller's interest in the Receivables.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied 114 S.Ct 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Securityholders might experience delays in payment or possibly losses on their investment in the Securities. The Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court.

Limitations on Realization Upon Financed Vehicles Because of Insolvency of Obligors May Cause Payment Reductions or Delays

      Numerous statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment against an obligor. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle, and, as part of the obligor's rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. To the extent that any credit enhancement for such Trust were insufficient to cover all such losses, such actions could result in an inability of holders of the Notes (if any) and Certificates issued by such Trust to recover payment in full of their respective principal amounts and interest thereon or could result in delays in such payments.

Limitations on Enforceability of the Receivables Because of Consumer Protection Laws May Cause Payment Reductions or Delays

      Federal and state consumer protection laws regulate the creation and enforcement of consumer contracts and loans such as the Receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee's ability to enforce a Receivable. Application of such laws could also render a Receivable unenforceable, cause the Trust to be unable to collect any balance remaining due on the Receivable or result in liability to the Trust. If an Obligor had a claim against any Trust for violation of these laws prior to the Cutoff Date, the Seller will be obligated to repurchase the related Receivable unless the breach is cured. If the Seller fails to repurchase such Receivable, payments to Securityholders could be reduced or delayed. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

Payments Will Be Made Only from the Limited Assets of the Applicable Trust

      No Trust will have, or be permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Revolving Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by Paragon, the Seller, the Servicer, any Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Revolving Account (if any), the Reserve Account (if any) and any other credit enhancement, in each case to the extent provided in the related Prospectus Supplement. Amounts to be deposited in any such Reserve Account with respect to any Trust will be limited in amount and the amount required to be on deposit in such Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in any such Reserve Account will be available on each Payment Date to cover shortfalls in distributions of interest and principal on the related Securities. If any such Reserve Account is depleted, the related Trust will depend solely on current payments on its Receivables and other credit enhancement (if any) to make payments on the related Securities. If losses occur which are not covered by the Reserve Account (if any) or any other credit enhancement or which exceed the amount covered by such credit enhancement, holders of Securities may be unable to receive payment in full of principal and interest on their respective Securities.

      If so directed by the holders of the requisite percentage of outstanding Notes of a series issued with respect to a Trust that issues Notes, following an acceleration of the Notes upon an Event of Default, the applicable Indenture Trustee may sell the related Receivables in certain limited circumstances as specified in the related Indenture. See "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default." However, there is no assurance that the market value of such Receivables will at any time be equal to or greater than the aggregate principal amount of such outstanding Notes and the aggregate Certificate Balance of all outstanding Certificates. Therefore, upon an Event of Default with respect to the Notes of any series, there can be no assurance that sufficient funds will be available to repay the related registered holders of each class of Notes ("Noteholders") and registered holders of Certificates ("Certificateholders" and together with any Noteholders, the "Securityholders") in full. In addition, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date (as defined in the related Prospectus Supplement, the "Final Scheduled Payment Date") for such class of Notes.

Recourse to Paragon, the Seller, the Servicer and their Affiliates for Payments Will Be Strictly Limited

      Paragon, the Seller and their affiliates are generally not obligated to make any payments to Securityholders in respect of any Securities. However, the Seller will make representations and warranties with respect to the characteristics of the Receivables. In certain circumstances, the Seller may be required to repurchase Receivables with respect to which the representations and warranties have been breached. If the Seller fails to repurchase such Receivables, payments to Securityholders may be reduced or delayed. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

      In addition, in certain circumstances, the Servicer may be required to purchase Receivables. If the Servicer fails to purchase such Receivables, payments to Securityholders may be reduced or delayed. See "Description of the Transfer and Servicing Agreements--Servicing Procedures." If Paragon were to stop acting as the Servicer, delays in processing payments on the Receivables and information in respect of the Receivables could occur and result in delays in payments to the Securityholders.

Extension or Deferral of Payments on Receivables May Increase Weighted Average Life of Securities

      In certain circumstances, the Servicer may permit the extension or modification of Receivables on a case-by-case basis. Any such extensions or modifications may increase the weighted average life of the related Securities. Any reinvestment risks resulting from faster or slower payment resulting from extensions, modifications or amendments of payments on Receivables held by the Trust will be borne entirely by the Securityholders. The Servicer will not be permitted to grant any such extension or modification if as a result the final scheduled payment on a Receivable would fall after the related Final Scheduled Payment Date, unless the Servicer repurchases the affected Receivable. See "Risk Factors--Risk of Prepayment and Possible Adverse Effect on Yield" and "Weighted Average Life of the Securities."

Termination of the Servicer May Cause Payment Reductions or Delays

      With respect to a series of Securities that includes Notes, in the event a Servicer Termination Event occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Termination Event" may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Termination Event occurs. In addition, the Noteholders of such series will have the ability, with certain specified exceptions, to waive Servicer Termination Events by the Servicer, including Servicer Termination Events that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults." The Servicer believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. There can be no assurance that collections with respect to the Receivables will not be adversely affected by any change in Servicer. Any credit enhancement provider for a series of Securities may have the right to remove the Servicer or waive Servicer Termination Events without the consent of the Indenture Trustee, the Trustee or the Securityholders.

Security Owners Will Only Be Able to Exercise Their Rights Indirectly

      Each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the beneficial owners of the Securities ("Security Owners") of such series or their nominees unless Definitive Securities are issued. As a result, unless and until Definitive Securities for such series are issued, such Security Owners will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, such Security Owners will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their participating organizations. See "Certain Information Regarding the Securities--Book- Entry Registration" and "--Definitive Securities."

Ratings of the Securities Do Not Address Suitability of Investment

      It is a condition to the issuance of each class of Securities offered hereby that they are rated by at least one nationally recognized statistical rating agency (the "Rating Agency") in one of its generic rating categories which signifies investment grade. A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                 THE TRUSTS

      With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of Receivables pursuant to which a purchaser (an "Obligor") of a Financed Vehicle is obligated. The property of each Trust will also include all payments due or received with respect to Receivables after the Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date"). Pursuant to each Dealer Agreement, the applicable Dealer is obligated to purchase from Paragon any Receivables sold or originated thereunder which do not meet certain representations made by that Dealer, and, to the extent set forth in the related Prospectus Supplement, any uncollectible Receivables covered by recourse plans ("Dealer Recourse"). The Receivables of each Receivables Pool will be serviced by the Servicer. See "The Servicer." Receivables that are to be included in any Receivables Pool will be transferred pursuant to a Purchase Agreement (the "Purchase Agreement") by Paragon to the Seller for purposes of transfer to the applicable Trust. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by Paragon through acquisitions.

      On or before the applicable Closing Date, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during a Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust and will be subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) all of the right, title and interest of Paragon and the Seller in and to (i) the security interests of Paragon and the Seller in the related Financed Vehicles and any other interest of Paragon and the Seller in the related Financed Vehicles, including the certificates of title with respect to such Financed Vehicles,
(ii) certain insurance policies and any proceeds from such insurance policies relating to the Receivables, the Obligors or the related Financed Vehicles, including rebates or refunds of premiums, (iii) the rights of Paragon and the Seller against Dealers with respect to the Receivables,
(iv) the rights of the Seller under the related Purchase Agreement, (v) all funds on deposit from time to time in the trust accounts established and maintained pursuant to the related Transfer and Servicing Agreement, including all income thereon and proceeds thereof, and (vi) all proceeds and investments of any of the foregoing, provided that, with respect to any series of Notes, the relevant rights and benefits with respect to such property will be assigned by the Seller and the Trustee to the related Indenture Trustee for the benefit of the related Securityholders. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Revolving Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

      If so specified in the related Prospectus Supplement, a Trust may acquire Initial Receivables pursuant to warehouse financing arrangements entered into prior to the sale by that Trust of any Notes offered hereby. "Warehouse financing" generally refers to interim financing of Receivables during the period from the purchase or funding of the Receivables by Paragon until the securitization of the Receivables. In some cases, to the extent specified in the related Prospectus Supplement, a Trust that issues Notes will acquire Receivables prior to the issuance of the Notes and/or Certificates ultimately to be issued by that Trust. The interim financing for such acquisitions will be provided by the issuance by the Trust of notes or certificates which were privately placed. Such notes or certificates will be refinanced by the sale of the Notes and/or Certificates. It will be a condition to the issuance of any Securities which refinance other securities issued by any such Trust that such warehouse financing be repaid to the extent provided in the related Prospectus Supplement, and any related security interests released, at or prior to the time of such issuance.

      The Servicer will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and "--Servicing Compensation and Payment of Expenses" in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, to facilitate the servicing of the Receivables each Trustee will authorize the Servicer to retain physical possession of the documents representing the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to administrative burden and expense (i.e., fees payable to state motor vehicle departments ranging up to approximately forty dollars per vehicle and related paperwork), the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Seller or each Trust. In the absence of such amendments, the Seller and such Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

      Notes and Certificates of a given Series will be issued by the same Trust and payable from the same Trust property. If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Account (if any) or other credit enhancement for such series, or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

      If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a "financial asset securitization investment trust" or "FASIT." The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. See "Federal Income Tax Consequences--FASIT Legislation."

      The principal offices of the applicable Trust (if any) and the related Trustee will be specified in the related Prospectus Supplement.

The Trustee

      The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the applicable Transfer and Servicing Agreement. The Trustee under each Trust Agreement will perform administrative functions under such Trust Agreement, including making distributions from the Collection Account. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                           THE RECEIVABLES POOLS

General

      The Receivables in each Receivables Pool will be motor vehicle retail installment sales contracts secured by new or used motor vehicles entered into between Obligors and automotive dealers and may include motor vehicle promissory notes and security agreements executed by an Obligor in favor of a motor vehicle lender ("Direct Loans"). The Receivables to be held by each Trust will be selected from the Receivables portfolio of Paragon for inclusion in a Receivables Pool by several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) is a Precomputed Receivable or a Simple Interest Receivable and (iv) as of the Cutoff Date (a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) had a scheduled maturity not later than the date set forth in the related Prospectus Supplement, (c) had an original term to maturity of not more than the period set forth in the related Prospectus Supplement and (d) had a contractual rate of interest ("APR") of not less than the rate per annum set forth in the related Prospectus Supplement. No selection criteria or procedures believed by the Seller to be adverse to the Securityholders are to be used in selecting the Receivables.

      "Precomputed Receivables" provide for allocation of payments according to the 'sum of periodic balances' or 'sum of monthly payments' method, similar to the 'Rule of 78's' ("Rule of 78's Receivables") or are monthly actuarial receivables ("Actuarial Receivables" and, together with Rule of 78's Receivables, "Precomputed Receivables"). An Actuarial Receivable provides for amortization of the amount financed over a series of fixed level payment installments. Each monthly installment, including the installment representing the final payment on the Receivable, consists of an amount of finance charge equal to 1/12 of the APR of the account multiplied by the unpaid amount financed, and a portion of the amount financed equal to the remainder of the installment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal installments on each due date. The total represents the amount financed and finance charge in an amount calculated on the basis of the stated APR for the term of the receivable. The rate at which interest is earned is calculated in accordance with the 'Rule of 78's.' The 'Rule of 78's' is a method of calculating the unearned portion of the precomputed finance charge on Receivables payable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge to be refunded if a Receivable is prepaid is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the date of prepayment (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

      "Simple Interest Receivables" provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments (except that the last payment may be different). However, unlike the monthly payments under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. As payments are received under a Simple Interest Receivable, they are applied first to interest accrued to the date of payment, and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

      Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the geographic location, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

Underwriting

      Paragon positions itself in the dealership market as prime quality financing source and offers distinct vehicle financing programs to its dealers. These offerings vary based upon (a) credit quality of the customer, (b) the percentage of wholesale value of the vehicle that Paragon is willing to advance and (c) pricing (i.e., annual percentage rate and dealer participation paid). Paragon strives to provide professional service to its dealers, including by (i) providing dealers with written credit guidelines, (ii) making consistent credit decisions and (iii) providing credit decisions seven days a week, with credit approvals for most eligible applicants within 30 minutes of receipt of the application. Paragon's competitors include money center and regional commercial banks, as well as other captive and independent finance companies.

      A signed Dealer Agreement is a prerequisite for Paragon's purchase of contracts from a dealer and provides representations and warranties with respect to each contract sold to Paragon. Dealer relationships are developed and maintained by Paragon's experienced sales representatives. Sales representatives typically target dealers with whom they have had past relationships. Dealers must also have a concentration of "high line" vehicles (that is, luxury and near-luxury automobiles and certain select sports utility vehicles).

      Credit underwriting is centralized at Paragon's service center in St. Louis, Missouri. Dealers typically remit applications to the service center via facsimile. Credit analysts underwrite each application using Paragon's written underwriting guidelines and application processing software, known as Automated Credit Applications Processing System ("ACAPS"). ACAPS electronically obtains credit bureau reports on each applicant and provides interpretation of the reports.

      Paragon's guidelines are geared toward "prime" credits and, therefore, analysts employ credit scoring in their credit decision. The credit scoring system utilized by Paragon is a "launch scorecard" purchased from Experian's Strategic Solutions Division, which calculates a credit score based upon a statistical algorithm derived from the performance of over 1,000,000 motor vehicle retail installment contracts. Other important factors in Paragon's credit decisions include previous credit experience, total debt payment obligations to income ratios, employment stability and residence stability. Once an applicant is approved and Paragon receives the contract documentation from the dealer, documentation specialists verify that (a) the contract and all related documents are completed properly and all signatures are in order and (b) the contract conforms to the credit decision, including the name of the customer, the specific vehicle, the additional equipment and the amount of the advance, prior to purchasing the contract from the dealer.

Subsequent Receivables

      Subsequent Receivables may be originated at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality. Periodic information regarding the Subsequent Receivables will be included under Item 5 in a Current Report filed on Form 8-K with the Commission pursuant to the Exchange Act with respect to each Trust to which Subsequent Receivables have been transferred.

 Servicing and Collections

     Paragon handles all servicing and collection functions from its centralized service center in St. Louis, Missouri. Paragon sends monthly statements to each customer to provide an active reminder of the due date and amount of each payment. The statements direct payments to the lockbox maintained with NationsBank, N.A. in St. Louis. For a description of the lockbox arrangements, see "The Transaction Documents--Collections."

      For delinquent payments, Paragon organizes the collection workload based upon the seriousness of the delinquency. Therefore, more senior customer service representatives work the accounts that are more than 30 days delinquent and the less seasoned customer service representatives work the earlier delinquency stages. Collection activities begin through telephone contact with delinquent customers once a contract becomes 10 days delinquent (or, in the case of first payment defaults, one day delinquent). Frequent telephone contact is typically maintained until either (a) the delinquent payment is made by the customer, (b) the customer breaks several promises to make such payment or (c) the customer misses a second payment (i.e., is more than 30 days delinquent). The decision to repossess a vehicle is typically addressed by the collections manager prior to the 45th day of delinquency. Paragon believes that addressing the decision to repossess a vehicle early in the delinquency will lead to lower net losses over the life of the portfolio. Paragon's loss recognition policy is generally to charge off a contract upon the earliest to occur of: (i) repossession and sale of the vehicle; (ii) a good faith determination by collections management that no further proceeds are expected to be received on such contract; or (iii) such contract becomes 120 days delinquent.

Information Technology and Systems

      Paragon's information technology needs are met with a system consisting of two mainframe computers (which are provided by vendors) and personal computer local area networks linking the mainframes with the St. Louis service center and Paragon's headquarters in Mission Viejo. The mainframe computers house Paragon's credit application processing system, ACAPS, and Paragon's loan accounting and collections systems, Shaw IL 2000 and CS 2000. The mainframe which runs ACAPS is provided by CBC Companies, Inc. and is located in Columbus, Ohio. Communication between Columbus and St. Louis is conducted over a dedicated, leased telephone line. The mainframe that runs Paragon's loan accounting and collections programs is provided by CSC Logic, Inc./MSA d/b/a Loan Servicing Enterprise (LSE) ("CSC"). These programs reside on CSC's mainframe computer in Dallas, Texas, with which the service center communicates through a dedicated, leased telephone line.

Delinquency and Loss Experience

      Certain information concerning the experience of Paragon pertaining to delinquency and loss experience with respect to Receivables will be set forth in the related Prospectus Supplement. There can be no assurance that the delinquency and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


                  WEIGHTED AVERAGE LIFE OF THE SECURITIES

      The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. See "Description of the Transfer and Servicing Agreements--Accounts." All of the Receivables are repayable at any time without penalty (or with only a nominal penalty) to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including decreases in the general level of prevailing interest rates, the desire of the Obligor to purchase a new vehicle and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable unless such Receivable is paid in full. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Transfer and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Transfer and Servicing Agreement as a result of breaches of certain covenants. Holders of Securities should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures." See also "Description of the Transfer and Servicing Agreements--Termination" regarding the option of the Seller and Servicer to purchase the Receivables from a given Trust and "--Insolvency Event" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Seller occurs.

      No prediction can be made as to the rate of prepayment on the Receivables. The Servicer is not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for Receivables similar to the Receivables over an extended period of time.

      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Payment Date, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

      Consistent with its customary servicing practices and procedures, the Servicer or its designee may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Extensions and modifications are generally only granted in cases of short-term financial hardship, such as unexpected medical expenses, unexpected car repair expenses or a temporary leave of absence from employment, and are generally limited to one extension of no more than three months duration per year per Obligor. Any extensions or modifications of Receivables may increase the weighted average life of the related Securities. Unless the Servicer repurchases the affected Receivable, the Servicer will not be permitted voluntarily to grant any extension or modification if as a result the final scheduled payment on a Receivable would fall after the related Final Scheduled Payment Date or modify a Receivable in a Trust to be treated as a grantor trust if such modification would result in a deemed exchange of such Receivable under Section 1001 of the Code.

                    POOL FACTORS AND TRADING INFORMATION

      The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes expressing the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates expressing the remaining Certificate Balance of such class of Certificates, as of the applicable Payment Date (after giving effect to distributions to be made on such Payment Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and
(ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the applicable Certificate Pool Factor.

      The Noteholders, if any, and the Certificateholders will receive reports on or about each Payment Date concerning payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, including amounts allocated or distributed for such Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."


                              USE OF PROCEEDS

      The net proceeds from the sale of the Securities of a given series will be applied by the Seller or the applicable Trust (i) to the purchase of the Receivables and/or repayment of any related Warehouse Financing,
(ii) to make the initial required deposit (if any) into any Reserve Account or other account established in connection with a given series, (iii) to make the deposit of the amount (the "Pre-Funded Amount") to be deposited into the Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account") or the Revolving Account (as such term is defined in the related Prospectus Supplement, the "Revolving Account") on the related Closing Date, if any, and (iv) such other uses as may be set forth in the related Prospectus Supplement. The portion of the net proceeds paid to the Seller will be used to purchase the Receivables from Paragon.


                                 THE SELLER

      The Seller is a wholly-owned subsidiary of Paragon. The Seller was incorporated in the State of Delaware on November 20, 1997. The principal executive offices of the Seller are located at 27405 Puerta Real, Suite 200, Mission Viejo, California 92691 and its telephone number is (949) 348-8700.

      The Seller has taken steps in structuring the transactions described herein and in the Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by Paragon under any Insolvency Laws will not result in consolidation of the assets and liabilities of the Seller with those of Paragon. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation and bylaws containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of Paragon in a proceeding under any Insolvency Law. See "Risk Factors--Risk of Substantive Consolidation."

      The Seller will warrant to the Trust in the applicable Transfer and Servicing Agreement that the sale of the Receivables by the Seller to the Trustee on behalf of the Trust is a valid sale of such Receivables. In addition, the

Seller, the Trustee and the Trust will treat the conveyance by the Seller of the Receivables as a sale of the Receivables by the Seller to the Trustee on behalf of the Trust and the Seller will take or cause to be taken all actions that are required to perfect the Trustee's ownership in such Receivables. If the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the Seller or the Seller itself were to take the position that the sale of Receivables by the Seller to the Trust should instead be treated as a pledge of the Receivables to secure a borrowing of the Seller, then delays in payments of collections of the Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of the Receivables by the Seller to the Trustee on behalf of the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of the Receivables to the Trustee on behalf of the Trust may have priority over such Trustee's interest in the Receivables. If the conveyance by the Seller of the Receivables is treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.


                          PARAGON AND THE SERVICER

      Paragon Acceptance Corporation, a Delaware corporation, is a specialized consumer finance company engaged in the acquisition and servicing of "prime" quality automobile, light duty truck and sports utility vehicle retail installment sale contracts secured by recent model, "high line" vehicles (that is, luxury and near-luxury automobiles and certain select sports utility vehicles). Paragon purchases and services motor vehicle retail installment contracts through its dealer service center in St. Louis, Missouri. The headquarters and principal executive offices of Paragon are located at 27405 Puerta Real, Suite 200, Mission Viejo, California 92691.


                          DESCRIPTION OF THE NOTES

General

      With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary, together with the related summary in the Prospectus Supplement for a particular Trust, describes all of the material terms and provisions of the Indenture and Notes, but it does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the applicable Notes and Indenture.

      Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of a nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. See "Certain Information Regarding the Securities--Definitive Securities." Notes will be available for purchase in denominations specified in the related Prospectus Supplement or, if not so specified, in denominations of $1,000 and integral multiples thereof. Notes may be issued in book-entry form or as Definitive Notes and if not otherwise specified in the related Prospectus Supplement, will be issued in book-entry form only. As to Notes issued in book-entry form, the Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each such class. Unless and until Definitive Notes are issued in replacement for book-entry Notes under the limited circumstances described herein or in the related Prospectus Supplement, no beneficial owner of Notes (each, a "Note Owner") will be entitled to receive a physical certificate representing a Note. See "Certain Information Regarding the Securities--Definitive Securities." As to the Notes issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities."

Principal and Interest on the Notes

      The timing and priority of payment, seniority, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. The dates for payments of interest and principal on the Notes of such series may be different from the Payment Dates for the Certificates of such series. To the extent specified in the related Prospectus Supplement, payments of interest on the Notes other than certain Strip Notes, if any, of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the exercise by the Seller or Servicer of its option to purchase the related Receivables Pool.

      To the extent specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date", which may be the same date as each applicable Payment Date as specified in the related Prospectus Supplement), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement."

      In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

      To the extent specified in the related Prospectus Supplement, the principal amount of Notes outstanding at any time may be reduced to reflect losses in the Receivables experienced prior to such time.

      Following are examples of various types of Notes which may be issued by a Trust. The Prospectus Supplement accompanying this Prospectus will describe in more detail any of the below-listed types of Notes actually issued by a particular Trust.

      Fixed Payment Notes. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

      Short Term Asset Backed Notes. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be entitled to receive principal payments prior to the receipt of principal payments by other classes of Securities issued by the applicable Trust. If so provided in the related Prospectus Supplement, such class or classes of Notes will have a final scheduled maturity date of less than 397 days from the initial trade date related thereto and such class or classes will have received a short-term rating by a Rating Agency that is in one of the two highest short-term rating categories. The failure to pay such a class of Notes on or prior to the related Final Scheduled Payment Date would constitute an event of default under the related Indenture. In general, such class or classes of Notes will otherwise be similar to Notes which are described in this Prospectus.

      Planned Amortization Class. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be structured as a planned amortization class ("PAC"). A PAC will be retired according to a predetermined amortization schedule set forth in the related Prospectus Supplement and structured to be substantially independent of the prepayment rate on the Receivables. The timing of distributions in respect of the other classes of Securities in the related series in some instances may be slowed down or accelerated so that the PAC scheduled amortization may be met as provided in the related Prospectus Supplement. The planned amortization for a PAC set forth in the related Prospectus Supplement generally will require scheduled sinking fund payments for the PAC on each Payment Date. Payments to the other classes of Securities in the related series will be allocated as otherwise set forth in the related Prospectus Supplement only after the scheduled sinking fund payments or scheduled amortization payments to the PAC have been made.

      Targeted Amortization Class. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be structured as a targeted amortization class ("TAC"). Any TAC will be similar to a PAC, with support classes providing protection against prepayment risks to the TAC. However, a TAC will differ from a PAC in that it generally may not receive as much protection against prepayments on the Receivables as a PAC. In particular, a TAC will generally provide no protection against the risk of prepayments occurring more slowly than the rate of prepayment assumed for structuring purposes and generally will not be structured to permit expected cash flows from non-TAC classes of Securities to be diverted to the TAC.

      Companion Class. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be designed to receive principal payments on a Payment Date only if principal payments have been made on a specified planned amortization class of Notes or targeted amortization class of Notes, and to receive any excess payments over the amount required to reduce the principal amount of the planned amortization class or targeted amortization class to the planned or targeted balance for such Payment Date.

The Indenture

      Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. Any credit enhancement provider for a series of Securities may have the right to approve supplemental indentures and other modifications to the Indenture.

      With respect to the Notes of a given series, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

      The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not adversely affect in any material respect the interest of any such Noteholder, unless the Rating Agency then rating the Notes shall have notified the Seller, the Servicer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the rating of the affected Notes of such series.

      Events Of Default; Rights Upon Event of Default. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) any failure to pay interest on the Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) any failure to make any required payment of principal on the Notes; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the applicable Trust made in the related Indenture, or any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after there shall have been given to such Trust by the applicable Indenture Trustee, or to such Trust and such Indenture Trustee by the holders of at least 25% of the aggregate outstanding principal balance of the Notes, a written notice in accordance with the related Indenture; (iv) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Seller or the applicable Trust; and (v) failure to pay the unpaid principal balance of any class of Notes on the respective Final Scheduled Payment Date for such class. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable collection account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for such class of Notes.

      If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a percentage of the principal amount of Notes then outstanding specified in the related Prospectus Supplement and, if not so specified, may be rescinded by the holder of a majority in principal amount of such Notes then outstanding.

      If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes and the holders of all outstanding certificates consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes and all outstanding Certificates on the date of such sale, or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of such Notes and the holders of 100% of the aggregate outstanding amount of the Certificates.

      If an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

      No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee satisfactory indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

      A credit enhancement provider for a series of Securities may have the right to declare, and control remedies in the event of, an Event of Default to the exclusion of the Trustee, Indenture Trustee or the Securityholders of such series.

      With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

Certain Covenants

      Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agency as a result of such merger or consolidation, (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder, and (vi) any action necessary to maintain the lien and security interest under the Indenture has been taken. Any credit enhancement provider for a series of Securities may have the right to approve any such merger or consolidation.

      Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby, (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than certain liens that arise by operation of law) to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, or (v) permit the lien of the related Indenture not to constitute a valid first priority (other than certain liens that arise by operation of law) security interest in the assets of such Trust.

      No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

      Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes and any amounts owing to a credit enhancement provider, if applicable.

The Indenture Trustee

      The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the issuer with respect to each series of Securities (the "Issuer") will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series. Any credit enhancement provider for a series of Securities may have the right to approve the Issuer's appointment or removal of the Indenture Trustee.


                      DESCRIPTION OF THE CERTIFICATES

General

      With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary, together with the related summary in the Prospectus Supplement for a particular Trust, describes all of the material terms and provisions of Certificates and the Trust Agreement or the Pooling and Servicing Agreement, as applicable, but it does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

      Except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. See "Certain Information Regarding the Securities -- Definitive Securities." Except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in minimum denominations specified in the related Prospectus Supplement, or if not so specified, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Certificates may be issued in book-entry form or as Definitive Certificates and if not otherwise specified in the related Prospectus Supplement will be available in book-entry form only. As to the Certificates issued in book-entry form, the Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller. Unless and until Definitive Certificates are issued in replacement for book-entry Certificates under the limited circumstances described herein or in the related Prospectus Supplement, no beneficial owner of Certificates (each a "Certificate Owner") (other than the Seller) will be entitled to receive a physical certificate representing a Certificate. See "Certain Information Regarding the Securities -- Definitive Securities." As to Certificates issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities." Any Certificates of such series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

Distributions of Principal and Interest

      The timing and priority of distributions, seniority, allocations of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates other than certain Strip Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Payment Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Certificates ("Strip Certificates," and, together with Strip Notes, "Strip Securities") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate for each class of Certificates of a given series or the method for determining such Certificate Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." If a series of Securities includes classes of Notes, such Notes and Certificates will be issued by the same Trust and payable from the same Trust property, to the extent specified in the related Prospectus Supplement, distributions in respect of the Certificates of such series will be subordinate to payments in respect of the Notes of such series to the extent provided in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

      In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

      To the extent specified in the related Prospectus Supplement, the principal amount of Certificates outstanding at any time may be reduced to reflect losses on the Receivables experienced prior to such time.

                CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

      Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the related Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Certificate Rate, as the case may be, specified in the related Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the applicable Prospectus Supplement. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates-- Distributions of Principal and Interest."

Floating Rate Securities

      Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

      The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

      As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

      Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, in the manner specified in the related Prospectus Supplement or, if not so specified to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

      With respect to each class of Securities of a given series issued in book-entry form, Securityholders may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. DTC's Nominee will hold the global Securities. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of Securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual Security Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of DTC Participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued. Except to the extent Seller holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's Nominee. Note Owners will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and DTC Participants. Similarly, Certificate Owners will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

      To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC are registered in the name of DTC's Nominee. The deposit of Securities with DTC and their registration in the name of DTC's Nominee effects no change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the Securities; DTC's records reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Security Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor DTC's Nominee will consent or vote with respect to Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns DTC's Nominees's consenting or voting rights to those DTC Participants to whose accounts the Securities are credited on the record date (identified in a listing attached thereto).

      Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Participants' accounts on the applicable Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Payment Date. Payments by DTC Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the related Indenture Trustee or the related Trustee, as applicable or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the applicable Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Security Owners shall be the responsibility of DTC Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to DTC's Nominee. DTC will forward such payments to DTC Participants which thereafter will forward them to Indirect Participants or Security Owners.

      Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

      DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller takes no responsibility for the accuracy thereof.

      Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of Securities. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under a related Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Under such circumstances, in the event that a successor securities depository for DTC is not obtained, Definitive Securities are required to be printed and delivered. The Seller may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Securities will be delivered to Securityholders. See "--Definitive Securities."

      NONE OF THE TRUST, THE SELLER, PARAGON, THE SERVICER, ANY SUBSERVICER, ANY APPLICABLE TRUSTEE NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DTC PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY SECURITY OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE SECURITIES, (3) THE DELIVERY BY ANY DTC PARTICIPANT, CEDEL PARTICIPANT, OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY SECURITY OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE APPLICABLE AGREEMENTS TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR DTC'S NOMINEE AS THE SECURITYHOLDER.

Definitive Securities

      With respect to any series of Notes and any series of Certificates issued in book-entry form, such Notes or Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, if the related Prospectus Supplement so provides with respect to the initial issuance of any such Securities thereunder and, if the related Prospectus Supplement does not so provide, only if (i) Seller advises the related Trustee that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) the Seller at its option, advises the related Trustee that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default or a Servicer Termination Event with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the applicable Trustee and DTC through its Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

      Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all applicable Security Owners of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

      Distributions of principal of, and interest on, Definitive Securities will be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

      Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

      Three or more holders of Notes of a given series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders of such series maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Unless Definitive Notes have been issued, the only "Noteholder" appearing on the list maintained by the related Indenture Trustee will be Cede, as nominee for DTC. In such circumstances, any Note Owner wishing to communicate with other Note Owners will not be able to identify those Note Owners through the Indenture Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such Note Owner may find available.

      Three or more holder of Notes of a given series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders of such series maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates. Unless Definitive Certificates have been issued, the only "Certificateholder" appearing on the list maintained by the related Trustee will be Cede, as nominee for DTC. In such circumstances, any Certificate Owner wishing to communicate with other Certificate Owners will not be able to identify those Certificate Owners through the Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such Certificate Owner may find available.

Reports to Securityholders

      With respect to each series of Securities, on or prior to each Payment Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Securityholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

              (i) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

              (ii) the amount of the distribution allocable to principal of each class of Securities of such series;

              (iii) the amount of the distribution allocable to draws from the Reserve Account (if any), any Yield Supplement Account or payments in respect of any other credit or cash flow enhancement arrangement;


              (iv) the balance of any Yield Supplement Account or the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

              (v) the amount of fees paid by the Trust with respect to such Collection Period;

              (vi) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (ii) above on such date;

              (vii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

              (viii) the Interest Rate or Certificate Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

              (ix) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

              (x) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series;

              (xi) to the extent provided in the related Prospectus Supplement, the amount of advances made by the Servicer, if any, on such date; and

              (xii) such other information as may be specified in the related Prospectus Supplement.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable
Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences."

Funding Period or Revolving Period

      If specified in the related Prospectus Supplement, during a Funding Period and/or Revolving Period, the Pre- Funding Account and/or Revolving Account will be maintained as a trust account in the name of the applicable Trustee. The Pre-Funded Amount will initially equal the amount specified in the related Prospectus Supplement, which may be up to 100% of the aggregate principal amount of the series of Securities offered thereunder. During the Funding Period, the Pre-Funded Amount will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the applicable Transfer and Servicing Agreement and the amounts thereof deposited in the Reserve Account in connection with the purchase of such Subsequent Receivables.

      Prior to being used to purchase Subsequent Receivables or paid to the Noteholders and Certificateholders, the Pre-Funded Amount and amounts on deposit in the Revolving Account will be invested from time to time in Permitted Investments. See "Description of the Transfer and Servicing Agreements--Accounts."

      If the initial Pre-Funded Amount exceeds 25% of the aggregate proceeds from the sale of Securities, the actual investments of the Pre-Funding Amount as of the end of each month will be provided in Current Reports on Form 8-K to be filed by the Seller with respect to the applicable Trust.

      If specified in the related Prospectus Supplement for a Trust that issues Notes, during a Revolving Period, the applicable Trustee will deposit in the related Revolving Account the principal collections on the related Receivables as described above. In addition, on each Payment Date during the Revolving Period, the applicable Trustee will deposit in the related Revolving Account any other amount described in the related Prospectus Supplement. Funds on deposit in a Revolving Account will be withdrawn from time to time during the related Revolving Period for delivery to the Seller in exchange for the transfer and assignment of Subsequent Receivables to the related Trust in the manner specified in the related Prospectus Supplement. In addition, on the Payment Date following the end of the related Revolving Period, the applicable Trustee will transfer the amount, if any, on deposit in the related Revolving Account at the close of business on the last day of such Revolving Period, less any investment earnings





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on deposit therein, to the related Collection Account for distribution to the related Securityholders on such Payment Date. In addition, on each Payment Date during the related Revolving Period, the applicable Trustee will transfer to the related Collection Account for distribution to the related Securityholders on such Payment Date the amount, if any, by which the amount on deposit in the related Revolving Account at the close of business on the last day of the preceding calendar month, less any investment earnings on deposit therein, exceeds the maximum permitted Revolving Account balance specified in the related Prospectus Supplement.


            DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

      The following summary describes the material terms of each Sale and Servicing Agreement between the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or Pooling and Servicing Agreement between the Seller, the Servicer and the Trustee (as amended and supplemented from time to time, the "Pooling and Servicing Agreement" and, together with the Sale and Servicing Agreement, each a "Transfer and Servicing Agreement") pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables and each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and pursuant to which the Trustee will undertake certain administrative duties with respect to a Trust that issues Notes. Forms of each type of the Transfer and Servicing Agreements and the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements and the Trust Agreement.

Sale and Assignment of Receivables

      Prior to or at the time of issuance of the Securities of a given Trust, pursuant to a related Purchase Agreement, Paragon will sell and assign to the Seller, without recourse, its entire interest in the Initial Receivables, of the related Receivables Pool, including its security interests in the related Financed Vehicles. The Seller will, if so specified in the related Prospectus Supplement, transfer and assign to the applicable Trustee, without recourse, pursuant to a Transfer and Servicing Agreement, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles. The Trustee will not independently verify the existence and qualification of any Receivables. The Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the related Notes and/or Certificates to the Seller in exchange for the Receivables. Each such Receivable will be identified in a schedule delivered pursuant to such Transfer and Servicing Agreement (a "Schedule of Receivables"). The net proceeds received by the Seller from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from Paragon and, to the extent specified in the related Prospectus Supplement, to the repayment of any Warehouse Financing or deposit of the Pre-Funded Amount into the Pre-Funding Account and to make any required initial deposit in any Reserve Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

      The purchase price for the Receivables purchased by the Trust from the Seller and by the Seller from Paragon may be more or less than the aggregate principal balance thereof. If any Receivables are purchased for a purchase price less than their respective principal balances, a portion of the collections or proceeds in respect of principal from such Receivables may be deemed collections or proceeds in respect of interest on such Receivables for the purposes of allocating distributions on the Securities.

      If so specified in the related Prospectus Supplement, a Trust may acquire Initial Receivables pursuant to Warehouse Financing arrangements entered into prior to the issuance by that Trust of any Securities offered hereby. It will be a condition to the issuance of Securities by any such Trust that any Warehouse Financing with respect to the Pool Receivables be repaid in full, and any related security interests released, at or prior to the time of such issuance.

      In each Purchase Agreement, Paragon will represent and warrant to the Seller and in each Transfer and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things: (i) as of the Closing Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects; (ii) as of the Cutoff Date or the applicable Subsequent Cutoff Date, if any, the Receivables are free and clear of all liens or claims existing or that have been filed for work, labor, storage or materials that are liens prior to the security interest in the Financed Vehicle granted by the Receivables and no right of setoff, counterclaim or rescission has been asserted or threatened with respect to the Receivables;
(iii) at the date of issuance of the Securities, each of the Receivables is secured by (or will be when all necessary steps have been taken to result in) a first priority perfected security interest in the Financed Vehicle in favor of Paragon; (iv) none of the Receivables contravenes in any material respects any requirements of applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (v) any other representations and warranties that may be described in the related Prospectus Supplement.

      As of the last day of the month (or if the Seller elects, earlier) following the month in which the Seller discovers or receives notice of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable from such Trust at a price equal to the amount of principal plus accrued interest calculated in accordance with the Servicer's customary practices for such Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach.

      Unless otherwise specified in the related Prospectus Supplement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Seller and each Trust will designate the Servicer or Paragon as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sales contract or promissory note and security agreement and any other documents relating to the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. The accounting records and computer systems of Paragon, the Servicer and the Seller will reflect the sales and assignments of the related Receivables to the Seller or a Trust, as applicable, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed.
If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles."

Accounts

      With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited and into which amounts released from any Pre-Funding Account, Revolving Account, Reserve Account or other credit enhancement for payment to such Noteholders and Certificateholders will be deposited and from which all distributions to such Noteholders and Certificateholders will be made (the "Collection Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

      If so provided in the related Prospectus Supplement, the Servicer will establish an additional account (the "Payahead Account"), into which, to the extent required by the applicable Transfer and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the applicable Cutoff Date ("Payaheads") will be deposited until such time as the payment falls due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. For each Trust that issues Notes, the Payahead Account will initially be maintained with and in the name of the applicable Indenture Trustee. With respect to each Trust that does not issue Notes, the Servicer will establish and maintain with the related Trustee the Payahead Account in the name of such

Trustee. So long as Paragon is the Servicer and provided that (i) there exists no Servicer Termination Event and (ii) each other condition to holding Payaheads as may be required by the applicable Transfer and Servicing Agreement is satisfied, Payaheads may be retained by the Servicer until the applicable Payment Date.

      Any other accounts to be established with respect to a Trust, including any Pre-Funding Account, Revolving Account, Yield Supplement Account (as such term is defined in the related Prospectus Supplement, the "Yield Supplement Account") or Reserve Account, will be described in the related Prospectus Supplement.

      For any series of Securities, funds in the Collection Account and any Pre-Funding Account, Revolving Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Transfer and Servicing Agreement in Permitted Investments.


      "Permitted Investments" will be any Eligible Investments, except that money market funds will not be Permitted Investments in the case of a Pre-Funding Account unless the Indenture Trustee receives an opinion of counsel to the effect that making such investments will not require the related Trust to register as an investment company under the Investment Company Act of 1940, as amended. "Eligible Investments" consist of (a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; (b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the related Indenture Trustee or any agent of the related Indenture Trustee acting in their respective commercial capacities); provided, however, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated in one of the two highest short-term rating categories by the Rating Agency; (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause(a) above, where the related Indenture Trustee has taken actual or constructive delivery of such obligation in accordance with the applicable Indenture, and (ii) entered into with a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated in one of the two highest short-term rating categories by the Rating Agency (including, if applicable, the related Indenture Trustee, or any agent of the related Indenture Trustee acting in its commercial capacity); (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are rated in one of the two highest long-term rating categories by the Rating Agency at the time of such investment or contractual commitment providing for such investment; (e) commercial paper that (i) is payable in United States dollars and (ii) is rated in one of the two highest short-term rating categories by the Rating Agency; (f) money market mutual funds that are rated in the highest credit rating category by at least one nationally recognized statistical rating organization; or (g) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agency, as evidenced by the prior written consent of the Rating Agency, and the credit enhancement provider for a series of Securities, if applicable.

      Permitted Investments generally are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agency, and any credit enhancement provider, if applicable, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, unless additional credit enhancement is provided for a series of Securities, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. To the extent specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be either retained in the applicable Trust Account or distributed to the Servicer and not be treated as collections on the Receivables or otherwise be available for Noteholders or Certificateholders.

      The Trust Accounts will be maintained as Eligible Accounts. "Eligible Account" means either (i) a segregated trust account that is maintained with the corporate trust department of a depository institution, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, any of the States thereof or the District of Columbia having a certificate of deposit, short-term deposit or commercial paper rating in one of the two highest categories from the Rating Agency (or, if not rated by the Rating Agency, from another nationally recognized statistical rating organization).

Servicing Procedures

      The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Transfer and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sales contracts and promissory note and security agreements it services for itself or others. Consistent with its customary procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend, modify or amend the payment schedule, but no such arrangement will, for purposes of any Transfer and Servicing Agreement, modify any Receivable if such amendment or modification would extend the final payment date of any Receivable beyond the Final Scheduled Payment Date. Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount. See "Risk Factors--Risk of Prepayment and Possible Adverse Effect on Yield." The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables."

      Pursuant to the applicable Transfer and Servicing Agreement, Paragon, as Servicer, has the right to delegate any or all of its responsibilities and obligations as Servicer to any of its affiliates and to delegate specific duties to third-party service providers who are in the business of performing such duties. Notwithstanding any delegation of its responsibilities and obligations to any other entity, the Servicer will continue to be liable for all its servicing obligations under the applicable Transfer and Servicing Agreement as if the Servicer alone were servicing the Receivables.

Collections

      With respect to each Trust, the Servicer will generally deposit all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account not later than two business days after receipt of available funds. However, if so provided in the related Prospectus Supplement, so long as Paragon is the Servicer and provided that (i) there exists no Servicer Termination Event and (ii) each other condition to making monthly deposits as may be required by the related Transfer and Servicing Agreement is satisfied, the Servicer may retain such amounts until the Business Day (as defined in the related Prospectus Supplement, a "Business Day") prior to the applicable Payment Date. The Servicer or the Seller, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from a Trust to the related Collection Account on the Business Day prior to the applicable Determination Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer. If so provided in the related Prospectus Supplement, to the extent the collections on a Precomputed Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Precomputed Receivable not previously applied (the "Payahead Balance"), if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall.

Servicing Compensation and Payment of Expenses

      On each Payment Date, the Servicer will be entitled to receive the Servicing Fee for the related Collection Period in an amount generally equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period (the "Servicing Fee"). To the extent provided in the related Prospectus Supplement, the Servicer's right to receive all or a portion of the Servicing Fee on one or more Payment Dates may be subordinated to the rights of Securityholders to receive principal and interest for the related Collection Period. In addition, to the extent provided in the related Prospectus Supplement, on one or more Payment Dates all or a portion of such Servicing Fee may be deposited in the Reserve Account until the Reserve Account Required Amount or such other amount specified in the related Prospectus Supplement is on deposit in the Reserve Account. If it is acceptable to the Rating Agency without a reduction in the rating of any of the Securities, the Servicing Fee in respect of a Collection Period (together with any portion of a Servicing Fee that remains unpaid from prior Payment Dates) at the option of the Servicer may be paid at or as soon as possible after the beginning of such Collection Period out of the first collections of interest received on the Receivables for such Collection Period.

      The Servicer will also collect and retain all administrative fees, expenses and charges paid by or on behalf of Obligors, including any late fees, non-sufficient funds fees and liquidation fees collected on the Receivables during such Collection Period and reimbursement of any personal property taxes assessed on repossessed Financed Vehicles paid by the Servicer ("Supplemental Servicing Fees") and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's customary practices and procedures. In addition, the Servicer or the Seller will be entitled to receive such fees and other amounts specified in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" and "--Distributions" in the related Prospectus Supplement.

      The Servicing Fee and Supplemental Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for its beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending billing information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

Distributions

      With respect to each series of Securities, beginning on the Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

      With respect to each Trust, on each Payment Date, collections on the related Receivables will be distributed from the Collection Account to the Noteholders, if any, and to Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account or a surety bond or insurance policy guaranteeing payment of interest and/or principal, will be available to cover any shortfalls in the amount available for distribution on such date to the extent (a) specified in the related Prospectus Supplement and (b) that such credit enhancement is actually available for such purpose from time to time. As more fully described in the related Prospectus Supplement, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

Credit and Cash Flow Enhancement

      The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities or all or a portion of the Servicing Fee, Supplemental Servicing Fee or certain other amounts payable to the Servicer or the Seller pursuant to the applicable Transfer and Servicing Agreement, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, guaranteed rate agreements, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or cash deposits or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

      The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon except to the extent so specified in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

      Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit on the Closing Date in the amount (if any) set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, the amount (if any) on deposit in the Reserve Account will be increased on each Payment Date thereafter up to the Reserve Account Required Amount (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Seller.

      The Seller may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account provided that (i) the Rating Agency confirms in writing that such action will not result in a reduction or withdrawal of the rating of any class of Securities, (ii) the Seller provides to the applicable trustee and any Indenture Trustee an opinion of counsel from independent counsel that such action will not cause the related Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and
(iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Seller.

      Yield Supplement Account; Yield Supplement Agreement. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement, Paragon, the Seller or another person will enter into a Yield Supplement Agreement (as such term is defined in the related Prospectus Supplement, the "Yield Supplement Agreement") pursuant to which Paragon, the Seller or such other person will establish for a series a Yield Supplement Account which will be maintained with the same entity at which the related Collection Account is maintained and, if so specified in the related Prospectus Supplement, will be created with an initial deposit by the Seller. Each Yield Supplement Account will be designed solely to hold funds to be applied by the Indenture Trustee or applicable Trustee to provide payments to Securityholders in respect of Receivables the APR of which is less than the Required Rate (as such term is defined in the related Prospectus Supplement, the "Required Rate").

      On each Payment Date, the obligor under the Yield Supplement Agreement will pay to the Trust an amount equal to the Yield Supplement Amount (as such term is defined in the related Prospectus Supplement, the "Yield Supplement Amount") in respect of the Receivables for such Payment Date. If so specified in the Prospectus

Supplement, in the event that such obligor defaults on its obligation to make payments under the Yield Supplement Agreement, the related Prospectus Supplement will describe the manner and circumstances in which amounts on deposit on any Payment Date in the Yield Supplement Account in excess of the Required Yield Supplement Amount (as such term is defined in the related Prospectus Supplement, the "Required Yield Supplement Amount") will be released, and to whom such amounts will be distributed. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Transfer and Servicing Agreement. If so specified in the related Prospectus Supplement, investment earnings on investment of funds in a Yield Supplement Account will be deposited into such Yield Supplement Account. The related Prospectus Supplement, will describe the manner in which any monies remaining on deposit in a Yield Supplement Account upon the termination of the related Trust pursuant to its terms will be released and to whom such amounts will be distributed.

      If a Yield Supplement Account is established with respect to any Trust as to which a Pre-Funding Account has been established, the Seller and the related Indenture Trustee or applicable Trustee, will enter into a Yield Supplement Agreement pursuant to which, on each Subsequent Transfer Date, the Seller will deposit into the Yield Supplement Account the Additional Yield Supplement Amount (as such term is defined in the related Prospectus Supplement, the "Additional Yield Supplement Amount") in respect of the related Subsequent Receivables. Each Yield Supplement Agreement will affect only Receivables having an APR less than the related Required Rate.

Statements to Trustees and Trust

      Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders."

Evidence as to Compliance

      Each Transfer and Servicing Agreement will provide that the Servicer will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, on or before April 30 of each year, beginning in the calendar year following the establishment of the related Trust, a statement of a firm of independent certified public accountants (or other evidence satisfactory to the Rating Agency) as to compliance by the Servicer during the preceding twelve months ended December 31 (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

      Each Transfer and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the applicable Transfer and Servicing Agreement, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Termination Events under the related Transfer and Servicing Agreement.

      Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee at the appropriate address set forth in the Prospectus Supplement.

Certain Matters Regarding the Servicer

      Each Transfer and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor or back-up servicer, has assumed the Servicer's servicing obligations and duties under such Transfer and Servicing Agreement.

      Each Transfer and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Transfer and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Transfer and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Transfer and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

      Under the circumstances specified in each Transfer and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Paragon, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Transfer and Servicing Agreement.

Servicer Termination Events

      "Servicer Termination Events" under each Transfer and Servicing Agreement will include: (i) the Servicer's failure to make deposits into the Collection Account or to deliver to the applicable Trustee any proceeds or payments payable to the Noteholders or Certificateholders required to be so deposited or delivered in accordance with the Transfer and Servicing Agreement, which failure continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after receipt of notice by the Servicer from the applicable Trustee or discovery of such failure by a responsible officer of the Servicer; (ii) the Servicer's failure to deliver the required servicer's certificate to the applicable Trustee by the Determination Date (as defined in the related Prospectus Supplement, the "Determination Date") (or within two Business Days thereafter, if such failure by the Servicer is due to circumstances outside the Servicer's control), or failure on the part of the Servicer to observe certain other of its covenants and agreements set forth in the Transfer and Servicing Agreement with respect to mergers; (iii) the Servicer's failure or failures to satisfy certain other covenants or agreements set forth in the Transfer and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders and remains uncured for a period of 30 days after notice thereof; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations, the commencement of an involuntary case under the federal bankruptcy law, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (v) the breach of certain of the Servicer's representations or warranties, which breach has a material adverse effect on the Trust or the holders of Notes or Certificates and, with respect to representations capable of cure, is not cured within 30 days after notice thereof.

Rights Upon Servicer Termination Events

      In the case of any Trust that has issued Notes, as long as a Servicer Termination Event under a Sale and Servicing Agreement remains unremedied, the related Trustee or the related Indenture Trustee or holders of Notes of the related series evidencing greater than 50% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon the Backup Servicer (if specified in the related Prospectus Supplement, the "Backup Servicer") or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Termination Event under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing greater than 50% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a conservator, receiver or similar official has been appointed for the Servicer, and no Servicer Termination Event other than such appointment has occurred, such official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. Any credit enhancement provider for a series of Securities may have the right to terminate the Servicer and to exercise other remedies if a Servicer Termination Event occurs without the consent of the Trustee, the Indenture Trustee or the Securityholders.

Waiver of Past Servicer Termination Events

      With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Termination Event which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any Servicer Termination Event by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Termination Event in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any Servicer Termination Event by the Servicer in the performance of its obligations under the related Transfer and Servicing Agreement, except a Servicer Termination Event in making any required deposits to or payments from the related Trust Accounts in accordance with such Transfer and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults. Any credit enhancement provider for a series of Securities may have the right to waive Servicer Termination Events without the consent of the Trustee, the Indenture Trustee or the Securityholders.

Amendment

      Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provision therein or for the purpose of adding any provision to or changing in any manner or eliminating any provision thereof or modifying in any manner the rights of the Noteholders; provided, however, that such action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The parties thereto may also amend a Transfer and Servicing Agreement with the consent of holders of notes of such series evidencing at least a majority of the principal amount of then outstanding Notes to add, change or eliminate any provisions of such Transfer and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that the Rating Agency has notified the parties thereto in writing prior to the execution thereof that such action will not result in a reduction of the then current rating of any class of then outstanding Notes; and provided, further, that such action will not: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or payments required to be made on any Note, or the interest rate on any Note; (ii) amend any provisions summarized under "The Notes--Priority of Distribution Amounts" in the related Prospectus Supplement in such a manner as to affect the priority of payment of interest or principal to Noteholders; or (iii) reduce the percentage of the aggregate principal amount of the Notes required to consent to any such amendment or any waiver thereunder, without the consent of the holders of all Notes outstanding. Any credit enhancement provider for a series of Securities may have the right to approve amendments to the Transfer and Servicing Agreements.

      Additionally, each of the Transfer and Servicing Agreements may be amended by the parties thereto at the direction of the Seller or Servicer without the consent of any of the Securityholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of a Trust to qualify as, and to permit an election to be made to cause all or a portion of a Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448, and in connection with any such election, to modify or eliminate existing provisions of a Transfer and Servicing Agreement relating to the intended federal income tax treatment of the Securities and the related Trust in the absence of the election. See "Federal Income Tax Consequences--FASIT Legislation." It is a condition to any such amendment that the Rating Agency will have notified the Seller, the Servicer and the applicable Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Securities with respect to which it is a Rating Agency.

      Additionally, each of the Transfer and Servicing Agreements may be amended by the parties thereto at the direction of the Seller or Servicer without the consent of any of the Securityholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Trust of all or any portion of the Receivables to be derecognized under generally accepted accounting principles ("GAAP") by the Seller to the applicable Trust, (b) the applicable Trust to avoid becoming a member of the Seller's consolidated group under GAAP, or (c) the Seller or any of its affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; and (ii) in connection with any such addition, modification or elimination, without limiting the generality of the foregoing clause (i), to cause the Receivables to be transferred by the Seller first to a bankruptcy remote affiliate and from such affiliate to a Trust; provided, however, that it is a condition to any such amendment that
(i) the Seller delivers an officer's certificate to the related Trustee to the effect that such amendment meets the requirements set forth in this paragraph and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series of Securities under the related Trust.

Insolvency

      Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Non-Recourse Sale and Assignment

      The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by Paragon, the Seller, the Servicer, any Trustee, any Indenture Trustee or, except to the extent provided in the related Prospectus Supplement, any other person or entity.

Payment of Notes

      Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

Termination

      With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, the Certificateholders of the related series and any credit enhancement provider of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

      In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of any Payment Date, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is equal to or less than the percentage of the Initial Pool Balance set forth in the related Prospectus Supplement (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables and other Trust property at a price equal to the aggregate of the Purchase Amounts thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each Security issued by such Trust at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable Interest Rate thereon.

      As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related





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Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.


                 CERTAIN LEGAL ASPECTS OF THE RECEIVABLES


Rights in the Receivables

      The Receivables are "chattel paper" as defined in the UCC. Pursuant to the UCC, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Seller will cause appropriate financing statements to be filed with the appropriate governmental authorities to perfect the interest of the related Trust in its purchase of Receivables from the Seller and in the appropriate jurisdictions to perfect the interest of the Seller in its purchase of Receivables from Paragon.

      Pursuant to the applicable Transfer and Servicing Agreement, Paragon will (unless otherwise specified in the related Prospectus Supplement) hold the Receivables as custodian for the applicable Trustee following the sale and assignment of the Receivables to the related Trust. The Seller will take such action as is required to perfect the rights of the applicable Trustee in the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without knowledge of the related Trust's security interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust. Any such purchaser/secured party would not be deemed to have such knowledge merely because there are UCC filings of record and would not learn of the sale of the Receivables from a review of the Receivables since they would not be marked to show the sale of such Receivables to the Trust.

      Under the applicable Transfer and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the related Trust's (and the Indenture Trustee's, if applicable) interest in the Receivables and their proceeds.

Security Interest in Vehicles

      Each motor vehicle retail installment sales contract or promissory note and security agreement evidencing a Receivable grants a security interest in the Financed Vehicle under the applicable UCC. Perfection of security interests in automobiles, light duty trucks and sports utility vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In California and most other states in which the Receivables are originated, a security interest in automobiles and light duty trucks is perfected by notation (or compliance with the requirements to effect such notation) of the secured party's lien on the vehicles' certificate of title within the time permitted by applicable law. Paragon takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect its security interest in the financed vehicle securing a retail installment sales contract purchased by it from a Dealer or Direct Loan made by Paragon, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Because the Servicer continues to service the contracts and receivables, the Obligors on the contracts and receivables will not be notified of the sales from Paragon to the Seller or from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from Paragon to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

      Pursuant to each Purchase Agreement, Paragon will assign to the Seller its interests in the Financed Vehicles securing the Receivables assigned by Paragon to the Seller and, with respect to each Trust, pursuant to the related Transfer and Servicing Agreement, the Seller will assign its interests in the Financed Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of Paragon, the Seller, the Servicer or the related Trustee will amend any certificate of title to identify either the Seller or such Trust as the new secured party on such certificate of title relating to a Financed Vehicle. Also, unless otherwise provided in the Prospectus Supplement, Paragon will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Seller and such Trust pursuant to the related Transfer and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

      In California and most other states, an assignment such as that under each Transfer and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying the related Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence and, in most states including California, any person without notice of the assignment is protected in dealing with the lienholder of record as the holder of the security interest. In California and most other states, in the absence of fraud or forgery by the vehicle owner or Paragon or administrative error by state or local agencies, the notation of the lien of the Paragon on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain and assign to the related Trust a perfected security interest, the security interest of such Trust would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of the Seller under the related Transfer and Servicing Agreement and would create an obligation of the Seller to repurchase the related Receivable unless the breach is cured. Pursuant to each Transfer and Servicing Agreement the Seller will assign such rights to the related Trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--Risk of Unenforceable Security Interest in Financed Vehicles."

      Under the laws of California and most other states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state but in any event not beyond the surrender of the certificate of title. A majority of states, including California, generally require surrender of a certificate of title to re- register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party noted on the certificate of title would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party noted on the certificate of title would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, Paragon takes any necessary steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a vehicle, Paragon generally must surrender possession of the certificate of title or if noted as lienholder on the certificate of title will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Transfer and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

      Under the laws of California and most other states, liens for repairs performed on, or storage of, a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states, including California, and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Transfer and Servicing Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs, storage or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs.

Repossession

      In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sales contract or Direct Loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or federal consumer protection laws. Among the UCC remedies, the secured party has the right to perform self- help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right to cure may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

      The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, the obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossession, holding, and preparing the collateral for disposition, arranging for its sale, and, in some jurisdictions, reasonable attorney's fees (the "repossession costs"). In some states, including California, the obligor also has right to reinstate the contract by paying the secured party delinquent installments plus the repossession costs.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states, including California, impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. In addition, if any aspects of the repossession or sale do not comply with applicable law, any otherwise existing right to a deficiency judgement may be prohibited or limited. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, to remit the surplus to the former owner of the vehicle.

Soldiers' and Sailors Civil Relief Act

      The Soldiers' and Sailors Civil Relief Act of 1940 (the "Relief Act") imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States, and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sales contract or a promissory note entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include, but are not limited to, the Truth-in- Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z and AA, the Relief Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment sales contracts and promissory notes and security agreements pursuant to which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the applicable Trustee, to enforce consumer finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission imposes additional restrictions on contract provisions and credit practices.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

      Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Transfer and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

      Under the motor vehicle dealer licensing laws of most states, including California, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles , the FTC's Rule on Sale of Used Vehicles requires all sellers of used motor vehicles to prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or odometer disclosure statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although Paragon is not a seller of motor vehicles and is not subject to these laws, a violation thereof may form the basis for a claim or defense against Paragon, the Seller or the applicable Trustee as holder of the Receivables.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

      Under each Transfer and Servicing Agreement, the Seller will warrant to the related Trust that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Transfer and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

Certain Matters Relating to Insolvency

      Seller has taken steps in structuring the transactions described herein and in the related Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by Paragon under the Bankruptcy Code or Insolvency Laws will not result in consolidation of the assets and liabilities of the Seller with those of Paragon. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of Paragon in a proceeding under any Insolvency Law. If a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of Paragon in a proceeding under any Insolvency Law, then any "true sale" to the Seller would be ineffective to remove the Receivables and other assets from the bankruptcy estate of Paragon. Although there can be no assurance, the Seller believes there is no material risk that the Trust would be substantively consolidated with any other entity if that entity were to become the subject of a proceeding under any Insolvency Law.

      The Seller and Paragon each intend that the transfer of Receivables by Paragon to the Seller will constitute a "true sale" of such Receivables. The Seller will take steps in structuring its purchases of Receivables from Paragon to increase the likelihood that such purchases will each be deemed a "true sale". In particular, each such purchase will be without recourse to Paragon for credit losses and at a purchase price believed by the parties to represent the fair market value of the applicable Receivables. If the transfer does, in fact, constitute such a "true sale," the Receivables and the proceeds thereof would not be part Paragon's bankruptcy estate under Section 541 of the Bankruptcy Code should Paragon become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller. It is a condition of the offering that the Seller shall have received an opinion of counsel to the effect that, subject to certain facts, assumptions and qualifications, the transfer of such Receivables by Paragon to the Seller pursuant to the related Purchase Agreement would be characterized as a "true sale'" of such Receivables to the Seller and such Receivables would not form part of Paragon's bankruptcy estate pursuant to
Section 541 of the Bankruptcy Code.

      Notwithstanding the foregoing, if the Seller or Paragon were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the Seller or Paragon or Paragon itself were to take the position that the transfer of Receivables by the Seller to the Trust, or by Paragon to the Seller, as the case may be, should instead be treated as a pledge of the Receivables to secure a borrowing of the Seller or Paragon, as the case may be, then delays in payments of collections of the Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of the Receivables by the Seller to the Trust, or by Paragon to the Seller, is treated as a pledge instead of a sale, a tax, government or other lien on the property of the Seller or Paragon, as the case may be, arising before the transfer of the Receivables to the Trust may have priority over the Trust's or the Seller's interest in the Receivables.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied 114 S.Ct 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Securityholders might experience delays in payment or possibly losses on their investment in the Securities. The Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Set forth in the related Prospectus Supplement is a summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary is intended as a discussion of the possible effects of certain federal income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the Notes and Certificates by Noteholders or Certificateholders that are subject to special treatment under the federal income tax laws (including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing). In addition, any discussion regarding the Notes is limited to the federal income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion in the Prospectus Supplement. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

      The summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel, regarding certain federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed in the related Prospectus Supplement will be sought from the IRS. For purposes of the summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified therein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

      The summary of material federal tax consequences to the Certificateholders, and, if applicable, to the Noteholders, is set forth in the related Prospectus Supplement. The federal income tax consequences to Certificateholders will vary depending on whether the Trust is intended to be treated as a partnership under the Code or as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust. In addition, to the extent set forth in the related Prospectus Supplement, the tax consequences to Securityholders may vary depending upon whether the related Prospectus Supplement provides for a Revolving Period for Trusts that issue Notes.

Tax Opinions

      The following is a brief summary of the tax opinions being rendered by Mayer, Brown & Platt, special federal tax counsel for the Seller ("Federal Tax Counsel"). Unless the Prospectus Supplement specifies that the Trust will be treated as a grantor trust, Federal Tax Counsel is of the opinion that the applicable Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Federal Tax Counsel is of the opinion that the Notes will be characterized as debt for federal income tax purposes. If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, Federal Tax Counsel is of the opinion that such Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and that such Trust will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code for federal income tax purposes.

      In addition, Federal Tax Counsel will render its opinion that it has prepared or reviewed the statements herein and in the related Prospectus Supplement under the heading "Summary of Terms--Material Federal Income Tax Consequences" as they relate to federal income tax matters and under the heading "Material Federal Income Tax Consequences," and is of the opinion that such statements are a fair and accurate discussion of all material federal income tax consequences of the purchase, ownership and disposition of the Securities. Any such opinions will be filed either as an exhibit to the registration statement of which this Prospectus forms a part or will be filed as an exhibit to a Form 8-K filed prior to the confirmation of sales of any series of Securities. Such statements are intended as a discussion of the possible effects of the classification of the Trust as a partnership or a grantor trust, as the case may be, for federal income tax purposes on investors and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, we suggest that investors consult their own tax advisers with regard to the tax consequences to it of investing in the Notes and/or Certificates.

FASIT Legislation

      In August, 1996, the United States Congress passed and President Clinton signed into law the "Small Business Job Protection Act of 1996," H.R. 3448 (the "Act"). The Act, which was effective September 1, 1997, created a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT."
 The Act enables certain arrangements similar to a Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a FASIT. The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. However, any Trust electing to be treated as a FASIT will be limited by the applicable Transfer and Servicing Agreement in its ability to add or remove assets to substantially the same extent as a "real estate mortgage investment conduit" under the Code and the regulations thereunder. In addition, upon satisfying certain conditions set forth in the applicable Transfer and Servicing Agreement for such a Trust, the Seller and Servicer will be permitted to amend the Transfer and Servicing Agreements in order to enable all or a portion of a Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to a Transfer and Servicing Agreement as may be permitted by reason of the making of such an election. See "Description of the Transfer and Servicing Agreements--Amendment." However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to a Trust or amend a Transfer and Servicing Agreement in connection with any election. In addition, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to any Notes or Certificates held by it, even though Federal Tax Counsel will deliver its opinion that a Note will be treated as debt for federal income tax purposes without regard to the election and the Note or Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to a Transfer and Servicing Agreement may have other tax and non-tax consequences to Securityholders. Accordingly, we suggest that Securityholders consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.


                          STATE TAX CONSEQUENCES

      The above discussion does not address the tax treatment of any tax partnership, grantor trust, Notes, Certificates, Noteholders or Certificateholders under any state tax laws. We suggest that prospective investors consult with their own tax advisors regarding the state tax treatment of any tax partnership or grantor trust as well as any state tax consequences to them of purchasing, holding and disposing of Notes or Certificates.

                                 * * *

      THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE AND IN THE RELATED PROSPECTUS SUPPLEMENT MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. WE SUGGEST THAT PROSPECTIVE PURCHASERS CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL, STATE OR OTHER TAX LAWS.


                          ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan subject to ERISA, as well as individual retirement accounts, certain types of Keogh Plans and other plans subject to Section 4975 of the Code (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

      A fiduciary of a Benefit Plan considering the purchase of Securities of any series should carefully review with its legal and other advisors whether the assets of the related Trust would be considered plan assets, whether the purchase or holding of the Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code, and should refer to the discussion under "ERISA Considerations" in the related Prospectus Supplement regarding any restrictions on the purchase or holding of the Securities offered thereby.

      Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to the fiduciary and prohibited transaction provisions under ERISA or the Code discussed herein, but governmental plans may be subject to comparable restrictions under applicable state law.

Trusts That Issue Notes

      The following discussion applies only to Trusts that issue Notes.

      Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Asset Regulation was applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of the Notes as debt under ERISA will be described in the related Prospectus Supplement.

      Regardless of whether the Notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition or holding of such Notes with plan assets of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Servicer or the applicable Issuer, Trustee or Indenture Trustee is or becomes a party in interest under ERISA or a disqualified person under the Code with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transactions rules may be available, depending upon the type and circumstances of the Benefit Plan fiduciary making the decision to purchase the Notes with assets of the Benefit Plan. Included among these exemptions are Prohibited Transaction Exemption ("PTE") 84-14, applicable to certain transactions effected by a qualified professional asset manager; PTE 90-1, applicable to certain transactions entered into by an insurance company separate account; PTE 91-38, applicable to certain transactions entered into by a bank collective investment trust; PTE 95-60, applicable to certain transactions entered into by an insurance company general account; and PTE 96-23, applicable to certain transactions entered into by an in-house asset manager. Purchasers acquiring Notes of any series with the assets of a Benefit Plan shall be deemed to represent and warrant that such purchase and holding will not give rise to a nonexempt prohibited transaction.

      Because the Certificates issued by a Trust that also issues Notes will most likely be treated as equity interests under the Plan Asset Regulation, such Certificates may not be acquired with the assets of any Benefit Plan. Purchasers of the Certificates issued by a Trust that also issues Notes shall be deemed to represent and warrant that they are not purchasing the Certificates with the assets of a Benefit Plan.

Trusts That Do Not Issue Notes

      The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

      The related Prospectus Supplement will indicate whether the lead underwriter named therein has been granted by the U.S. Department of Labor, an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables.

      Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

              (1) the acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

              (2) the rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

              (3) the Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.;

              (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

              (5) the sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Sale and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

              (6) the Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

      Additional conditions must be satisfied for a Trust with a Pre-Funding Account to be covered by the Exemption.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Benefit Plans sponsored by the Seller, any underwriter, the Trustee, the Servicer, any Obligor with respect to Receivables included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

      The related Prospectus Supplement will indicate whether the Seller believes that all conditions of the Exemption other than those within the control of the investors have been met with respect to the Senior
Certificates, and whether the Senior Certificates may be acquired by Benefit Plans.

      Because any Certificates issued by a Trust that are subordinate to any other class of Securities (the "Subordinate Certificates") will not be eligible for the relief afforded by the Exemption, such Subordinate Certificates may not be acquired with the assets of a Benefit Plan. Each purchaser of a Subordinate Certificate shall be deemed to represent and warrant that it is not acquiring or holding the Subordinate Certificate with the assets of a Benefit Plan.


                         PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

      In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

      In the initial distribution of the Securities, the Securities will either be offered at prices set forth in the applicable Prospectus Supplement or, if specified in the applicable Prospectus Supplement, offered at varying prices in negotiated transactions. After the initial public offering of such Securities, those public offering prices may change.

      Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each Trust may, from time to time, invest the funds in its Trust Accounts in Permitted Investments acquired from such underwriters or from the Seller.

      Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

      The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.



                             LEGAL OPINIONS

      Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Nancy
C. Ferguson, Esq., General Counsel of the Servicer, and by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters will be passed upon for the Underwriters by its counsel set forth in the related Prospectus Supplement. Mayer, Brown & Platt may from time to time render legal services to the Seller, the Servicer and their affiliates.

                               INDEX OF TERMS

ACAPS         ..............................................................12
Actuarial Receivables.......................................................11
Additional Yield Supplement Amount..........................................34
APR           ..............................................................10
Backup Servicer.............................................................35
Bankruptcy Code..............................................................5
Base Rate     ..............................................................21
Benefit Plan  ..............................................................45
Bill          ..............................................................44
Business Day  ..............................................................31
Buyer's Guide ..........................................................41, 47
Calculation Agent...........................................................22
Cede          ...............................................................7
Cedel         ..............................................................24
Cedel Participants..........................................................24
Certificate Balance..........................................................2
Certificate Owner...........................................................20
Certificate Pool Factor.....................................................14
Certificate Rate.............................................................3
Certificateholders...........................................................7
Certificates  ...............................................................1
Closing Date  ..............................................................28
Code          ..............................................................43
Collection Account..........................................................29
Collection Period...........................................................31
Commission    ...............................................................2
Cooperative   ..............................................................24
CSC           ..............................................................12
Cutoff Date   ...............................................................9
Dealer Agreement.............................................................3
Dealer Assignment............................................................3
Dealer Recourse..............................................................9
Dealers       ...............................................................3
Definitive Certificates.....................................................25
Definitive Notes............................................................25
Definitive Securities.......................................................25
Depositaries  ..............................................................22
Depository    ..............................................................15
Determination Date.........................................................35
Direct Loans  .............................................................10
Distribution Date..........................................................21
DTC           .........................................................7, A-1
DTC Participants...........................................................22
DTC's Nominee ..............................................................8
Eligible Account...........................................................31
Eligible Investments.......................................................30
Euroclear     .............................................................24
Euroclear Operator.........................................................24
Euroclear Participants.....................................................24
Events of Default..........................................................18
Exchange Act  ..............................................................2
Exemption     .............................................................46
FASIT         .............................................................10
Financed Vehicles...........................................................1

Fixed Rate Securities.......................................................21
Floating Rate Securities....................................................21
FTC Rule      ..............................................................41
GAAP          ..............................................................37
Global Securities..........................................................A-1
Indenture     ...........................................................1, 15
Indenture Trustee............................................................1
Indirect Participants.......................................................22
Initial Pool Balance........................................................38
Insolvency Laws..........................................................5, 42
Interest Rate ...............................................................3
Interest Reset Period.......................................................21
Investment Earnings.........................................................30
IRS           ..............................................................43
Issuer        ..............................................................20
LIBOR         ..............................................................21
Note Pool Factor............................................................14
Noteholders   ...............................................................7
Notes         ...............................................................1
Obligor       ...............................................................9
PAC           ..............................................................17
Paragon       ...............................................................1
Participants  ..............................................................15
Payahead Account............................................................29
Payahead Balance............................................................31
Payaheads     ..............................................................29
Payment Date  ..............................................................16
Permitted Investments.......................................................30
Plan Assets Regulation......................................................45
Pool Balance  ..............................................................14
Pooling and Servicing Agreement.............................................28
Pre-Funded Amount...........................................................14
Pre-Funding Account.........................................................14
Precomputed Receivables.....................................................11
Prepayments   ...............................................................3
Prospectus Supplement........................................................1
Purchase Agreement...........................................................9
Purchase Amount.............................................................29
Rating Agency ............................................................7, 8
Receivables   ...............................................................1
Receivables Pool.............................................................9
Registration Statement.......................................................2
Related Documents...........................................................19
Relief Act    ..............................................................40
Required Rate ..............................................................34
Required Yield Supplement Amount............................................34
Reserve Account.............................................................33
Restricted Group............................................................47
Revolving Account...........................................................14
Rule of 78's Receivables....................................................11
Sale and Servicing Agreement................................................28
Schedule of Receivables.....................................................28
Securities    ...............................................................1
Securities Act...............................................................2
Security Owners..............................................................8
Securityholders..............................................................7

3317440.4 31999 1414C 97386502

Seller        ...............................................................1
Senior Certificates.........................................................46
Series        .............................................................A-1
Servicer      ...............................................................1
Servicer Termination Events.................................................35
Servicing Fee ..............................................................32
Servicing Fee Rate..........................................................32
Simple Interest Receivable..................................................11
Spread        ..............................................................21
Spread Multiplier...........................................................21
Strip Certificates..........................................................21
Strip Notes   ..............................................................16
Strip Securities............................................................21
Subsequent Transfer Date....................................................28
Supplemental Servicing Fees.................................................32
TAC           ..............................................................17
Terms and Conditions........................................................24
Transfer and Servicing Agreement............................................28
Trust         ...............................................................1
Trust Accounts..............................................................30
Trust Agreement..............................................................1
Trustee       ...............................................................1
U.S. Person   .............................................................A-3
UCC           ..............................................................29
Underwriters  ...............................................................3
Underwriting Agreements.....................................................47
Warehouse Financing.........................................................28
Withholding Tax Regulations................................................A-3
Yield Supplement Account....................................................30
Yield Supplement Agreement..................................................33
Yield Supplement Amount.....................................................34

                                                                   ANNEX I

      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Paragon Auto Receivables Trust Asset Backed Notes and Asset Backed Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      Subject to the discussion below concerning final withholding tax regulations, a beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Security Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Security Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Security Owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (unless the IRS provides otherwise by Treasury regulations) organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or, for taxable years beginning before January 1, 1997, a trust the income of which is includible in gross income for United States tax purposes, regardless of its source or, (iv) for taxable years beginning after December 31, 1996, a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

      On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the filing requirements with which non-U.S. persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 generally will continue to be required to file that form. However, the requirement that non-U.S. persons submit Form W-8 is extended to most non-U.S. persons who wish to seek an exemption from withholding tax on the basis that income from the Global Securities is effectively connected with the conduct of a U.S. trade or business (in lieu of Form 4224) and to non-U.S. persons wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). The Withholding Tax Regulations generally are effective for payments of interest due after December 31, 1998, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 1999 or the current expiration date of those forms. Prospective investors are urged to consult their tax advisors with respect to the effect of the Withholding Tax Regulations.